EXHIBIT 10.19

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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      AMONG

                          OUTSOURCE INTERNATIONAL, INC.

                                    THE BANKS
                        FROM TIME TO TIME PARTIES HERETO

                                       AND

                           BANK OF BOSTON CONNECTICUT,
                                    AS AGENT



                            REVOLVING CREDIT FACILITY





                          DATED AS OF FEBRUARY 21, 1997
                                       AND
                    AMENDED AND RESTATED AS OF MARCH 18, 1997

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


                                TABLE OF CONTENTS
                                                                                              PAGE
                                                                                              ----

SECTION 1.  DEFINITIONS..........................................................................1
         1.1      Defined Terms..................................................................1
         1.2      Other Definitional Provisions.................................................18
         1.3      Change in Accounting Principles...............................................18

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.....................................................18
         2.1      Revolving Credit Commitments..................................................18
         2.1A.    Swingline Loans...............................................................19
         2.2      Designation of Interest Rates; Eurodollar Interest Periods....................21
         2.3      Interest Rates and Payment Dates..............................................22
         2.4      Procedure for Borrowing.......................................................23
         2.5      Conversion and Continuation Options...........................................23
         2.6      Minimum Amounts and Maximum Number of Tranches................................24
         2.7      Revolving Credit Notes........................................................24
         2.8      Fees..........................................................................24
         2.9      Termination or Reduction of Revolving Credit Commitments......................25
         2.10     Optional Prepayments..........................................................26
         2.11     Computation of Interest and Fees..............................................26
         2.12     Inability to Determine Interest Rate..........................................26
         2.13     Pro Rata Treatment and Payments...............................................27
         2.14     Illegality....................................................................28
         2.15     Requirements of Law...........................................................28
         2.16     Taxes.........................................................................29
         2.17     Indemnity.....................................................................31

SECTION 3.  LETTERS OF CREDIT...................................................................31
         3.1      L/C Commitment................................................................31
         3.2      Procedure for Issuance of Letters of Credit...................................32
         3.3      Fees, Commissions and Other Charges...........................................32
         3.4      Reimbursement Obligation of the Borrower......................................33
         3.5      L/C Draws and Reimbursements..................................................33
         3.6      Obligations Absolute..........................................................34
         3.7      Letter of Credit Payments.....................................................35
         3.8      Application...................................................................35

SECTION 4.  REPRESENTATIONS AND WARRANTIES......................................................35
         4.1      Financial Condition...........................................................35
         4.2      No Change.....................................................................36
         4.3      Corporate Existence; Compliance with Law......................................37



                                     - ii -



         4.4      Corporate Power, Authorization; Enforceable Obligations.......................37
         4.5      No Legal Bar..................................................................37
         4.6      No Material Litigation........................................................38
         4.7      No Default....................................................................38
         4.8      Ownership of Property; Liens..................................................38
         4.9      Intellectual Property.........................................................38
         4.10     No Burdensome Restrictions....................................................38
         4.11     Taxes.........................................................................38
         4.12     Federal Regulations...........................................................39
         4.13     ERISA.........................................................................39
         4.14     Investment Company Act; Other Regulations.....................................39
         4.15     Subsidiaries..................................................................40
         4.16     Purpose of Loans..............................................................40
         4.17     Environmental Matters.........................................................40
         4.18     Security Documents............................................................41
         4.19     Designated Senior Debt........................................................42
         4.20     Solvency......................................................................42
         4.21     Certain Stockholders..........................................................42

SECTION 5.  CONDITIONS PRECEDENT................................................................42
         5.1      Amendment Effective Date......................................................42
         5.2      Conditions to Each Extension of Credit........................................43

SECTION 6.  AFFIRMATIVE COVENANTS...............................................................44
         6.1      Financial Statements..........................................................44
         6.2      Certificates; Other Information...............................................45
         6.3      Payment of Obligations........................................................46
         6.4      Conduct of Business and Maintenance of Existence..............................46
         6.5      Maintenance of Property; Insurance............................................46
         6.6      Inspection of Property; Books and Records; Discussions........................47
         6.7      Notices.......................................................................47
         6.8      Environmental Laws............................................................48
         6.9      Use of Proceeds...............................................................49
         6.10     Further Assurances............................................................49

SECTION 7.  NEGATIVE COVENANTS..................................................................49
         7.1      Financial Condition Covenants.................................................49
         7.2      Limitation on Indebtedness....................................................50
         7.3      Limitation on Liens...........................................................51
         7.4      Limitation on Guarantee Obligations...........................................52
         7.5      Limitations on Fundamental Changes............................................52
         7.6      Limitation on Sale of Assets..................................................53



                                     - iii -



         7.7      Limitation on Restricted Payments.............................................53
         7.8      Limitation on Investments, Loans and Advances.................................53
         7.9      Limitation on Optional Payments and Modifications of Debt Instruments.........55
         7.10     Transactions with Affiliates..................................................55
         7.11     Sale and Leaseback............................................................55
         7.12     Corporate Documents; Name/Location of Assets..................................55
         7.13     Fiscal Year...................................................................56
         7.14     Limitation on Negative Pledge Clauses.........................................56
         7.15     No Limit on Upstream Payments by Subsidiaries.................................56
         7.16     AASI and Voting Trust Agreement...............................................56

SECTION 8.  EVENTS OF DEFAULT...................................................................56

SECTION 9.  THE AGENT...........................................................................60
         9.1      Appointment...................................................................60
         9.2      Delegation of Duties..........................................................60
         9.3      Exculpatory Provisions........................................................60
         9.4      Reliance by Agent.............................................................61
         9.5      Notice of Default.............................................................61
         9.6      Non-Reliance on Agent and Other Banks.........................................61
         9.7      Indemnification...............................................................62
         9.8      Agent in Its Individual Capacity..............................................62
         9.9      Successor Agent...............................................................62

SECTION 10.  MISCELLANEOUS......................................................................63
         10.1     Amendments and Waivers........................................................63
         10.2     Notices.......................................................................63
         10.3     No Waiver; Cumulative Remedies................................................64
         10.4     Survival of Representations and Warranties....................................65
         10.5     Payment of Expenses and Taxes.................................................65
         10.6     Successors and Assigns; Participations; Purchasing Banks......................66
         10.7     Adjustments; Set-off..........................................................69
         10.8     Counterparts..................................................................69
         10.9     Severability..................................................................69
         10.10    Integration...................................................................70
         10.11    Governing Law.................................................................70
         10.12    Submission To Jurisdiction; Waivers...........................................70
         10.13    Acknowledgments...............................................................70
         10.14    WAIVERS OF JURY TRIAL; COMMERCIAL TRANSACTIONS................................72



                                     - iv -



SCHEDULES

Schedule A            Commitments; Addresses
Schedule 4.1(b)       Long-Term Commitments
Schedule 4.1(c)       Recent Dispositions
Schedule 4.2          Changes/Recent Distributions
Schedule 4.6          Litigation
Schedule 4.11         Tax Returns
Schedule 4.13         ERISA Matters
Schedule 4.15         Subsidiaries
Schedule 4.17         Environmental Matters
Schedule 4.18         UCC Filing Locations
Schedule 4.21         Relationships of Certain Stockholders to the Borrower
Schedule 7.2          Indebtedness Outstanding After the Execution Date
Schedule 7.3          Liens
Schedule 7.8          Management Loans and Advances


EXHIBITS

EXHIBIT A-1           Form of Borrowing Notice
EXHIBIT A-2           Form of Revolving Credit Note
EXHIBIT A-3           Form of Swingline Note
EXHIBIT B             Form of Subsidiary Guarantee
EXHIBIT C             Form of OI Pledge Agreement
EXHIBIT D             Form of Assignment and Acceptance
EXHIBIT E             Form of Opinion of Counsel to the Borrower and its
                       Subsidiaries
EXHIBIT F             Form of OI Security Agreement
EXHIBIT G             Form of Subsidiary Security Agreement
EXHIBIT H             Form of Trademark Security Agreement



                                CREDIT AGREEMENT

         AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 21, 1997, amended and restated as of March 18, 1997, by and among OUTSOURCE INTERNATIONAL, INC., a Florida corporation ("the Borrower" or "OI"), the banks and other financial institutions listed on SCHEDULE A to this Agreement (collectively, together with any banks or financial institutions from time to time parties to this Agreement, the "Banks") and BANK OF BOSTON CONNECTICUT, a bank organized under the laws of the State of Connecticut , as agent for the Banks hereunder (in such capacity, the "Agent").

         The Borrower, Bank of Boston Connecticut (the "Existing Bank") and the Agent are party to the Credit Agreement dated as of February 21, 1997 (as in effect immediately prior to the Amendment Effective Date defined below, the "Existing Credit Agreement").

         The Borrower has requested that the Existing Bank and the Agent, and the Banks and the Agent are willing to, amend and restate the Existing Credit Agreement to provide, among other things, for the addition of two banks as parties to this Agreement and to provide for Swingline Loans (as defined below), on the terms and conditions hereof.

         Accordingly, the parties hereto agree to amend and restate the Existing Credit Agreement so that, as amended and restated, it provides in its entirety as herein provided.

                             SECTION 1. DEFINITIONS

         1.1 DEFINED TERMS: As used in this Agreement, the following terms shall have the following meanings:

         "AASI": the Agreement among Shareholders and Investors, dated as of February 21, 1997, among the Borrower, certain shareholders of the Borrower, Triumph/Bachow, the trustees of the Voting Trust Agreement (as defined herein) and an escrow agent, as amended, supplemented or otherwise modified from time to time with the prior written consent of the Banks.

         "ACQUISITION LINE":  as defined in Section 2.1.

         "AFFILIATE": of a Person (the "Primary Person"), (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Primary Person or (b) any Person who is a director or officer (i) of the Primary Person, (ii) of any Subsidiary of the Primary Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, directly or indirectly, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "AGGREGATE OUTSTANDING EXTENSIONS OF CREDIT": as to any Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Bank then outstanding and (b) the product of such Bank's Commitment Percentage times the L/C Obligations then outstanding.

         "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

         "ALTERNATE BASE RATE": the higher of (i) the rate of interest per annum publicly announced from time to time by the Agent as its "base rate" in effect at its principal office (the Alternate Base Rate not being intended to be the best or lowest rate of interest charged by the Agent in connection with extensions of credit to debtors) or (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/100 of 1%). Any change in the Alternate Base Rate shall be effective as of the opening of business on the effective day of such change in the Alternate Base Rate.

         "ALTERNATE BASE RATE LOANS": Loans for which the applicable rate of interest is based upon the Alternate Base Rate.

         "AMENDMENT EFFECTIVE DATE": the date on which all of the conditions set forth in Section 5.1 shall have been satisfied or waived by the Banks and the Agent.

         "APPLICABLE MARGIN": at any time, for Alternate Base Rate Loans or Eurodollar Loans, and for the Working Capital Line, Acquisition Line or CSF Line, as the case may be, a rate per annum equal to the rate set forth below opposite the applicable ratio of Consolidated Indebtedness to Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on the FQED immediately preceding such time:

                       RATIO OF
                     CONSOLIDATED
                    INDEBTEDNESS TO                APPLICABLE MARGIN                      APPLICABLE MARGIN
                     CONSOLIDATED                    FOR ALTERNATE                               FOR
LEVEL                   EBITDA                      BASE RATE LOANS                       EURODOLLAR LOANS
---------------------------------------------------------------------------------------------------------------------
                                              WORKING           CSF LINE/           WORKING           CSF LINE/
                                              CAPITAL           ACQUISITION         CAPITAL           ACQUISITION
                                              LINE              LINE                LINE              LINE
=====================================================================================================================
     I         Less than 1.50 to
               1.00                            0.00%              0.00%               1.25%              1.50%
---------------------------------------------------------------------------------------------------------------------
     II        1.50-2.49 to 1.00               0.00%              0.25%               1.50%              1.75%
---------------------------------------------------------------------------------------------------------------------
     III       2.50-3.49 to 1.00               0.25%              0.50%               1.75%              2.00%
---------------------------------------------------------------------------------------------------------------------
     IV        3.50-3.99 to 1.00               0.50%              0.75%               2.00%              2.25%
---------------------------------------------------------------------------------------------------------------------
     V         4.00-4.49 to 1.00               1.25%              1.50%               2.75%              3.00%
---------------------------------------------------------------------------------------------------------------------
     VI        Greater than 4.50               1.50%              1.75%               3.00%              3.25%
               to 1.00
=====================================================================================================================

PROVIDED, HOWEVER, that notwithstanding the foregoing, during the six (6) month period following the Closing Date, the Applicable Margin shall not be less than that set at Level V, irrespective of the Borrower's actual Consolidated Indebtedness to Consolidated EBITDA Ratio.

         "APPLICATION": an application in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to issue a Letter of Credit.

         "ASSIGNMENT AND ACCEPTANCE": an Assignment and Acceptance, substantially in the form of Exhibit D.

         "AVAILABLE REVOLVING CREDIT COMMITMENT": as to any Bank at any time, an amount equal to the excess, if any, of (a) the amount of such Bank's Revolving Credit Commitment over (b) such Bank's Aggregate Outstanding Extensions of Credit.

         "BORROWING DATE": any Business Day specified in a notice pursuant to subsection 2.4 as a date on which the Borrower requests the Banks to make Loans hereunder.

         "BUSINESS DAY": a day other than Saturday, Sunday or other day on which commercial banks in Hartford, Connecticut are authorized or required by law to close and, in the case of Eurodollar Loans, also a day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

         "CAPITAL EXPENDITURES": any payment made directly or indirectly for the purpose of acquiring, constructing or improving fixed assets, real property or equipment which in accordance with GAAP would be added as a net debit (after giving effect to any credits) to the fixed asset account of the Person making such expenditure, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement.

         "CAPITAL LEASE": any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

         "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "CASH EQUIVALENTS": (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) certificates of deposit and Eurodollar time deposits with maturities of six (6) months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six (6) months and overnight bank deposits, in each case, with any Bank or with any domestic commercial bank having capital and surplus in excess of $100,000,000, (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above, and (d) commercial paper issued by any Bank or the parent corporation of any Bank and commercial paper of any other issuer rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six
(6) months after the date of acquisition.

         "CASH COLLATERAL ACCOUNT":  as defined in Section 8.

         "CHANGE OF CONTROL": except as contemplated by the AASI, the Voting Trust Agreement or the Securities Purchase Agreement, the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Borrower; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by the directors then still in office who either were directors at the beginning of such period or whose election or nomination for director was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; (iii) the direct or indirect, sale, lease, exchange or other transfer of all or substantially all of the assets of the Borrower to any "person" or "group" (as such terms are used in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder); provided that the foregoing shall not include the granting of Liens permitted by this Agreement; or (iv) the Borrower consolidates with or merges into another corporation or any Person consolidates with or merges into the Borrower, in either event pursuant to a transaction in which either (A) the outstanding Voting Stock of the Borrower is changed into or exchanged for cash, securities or other property (other than any such transaction where the outstanding Voting Stock of the Borrower is changed into or exchanged for Voting Stock of the surviving corporation) or (B) the holders of a majority of the voting power of the Voting Stock of the Borrower immediately prior to such transaction own, directly or indirectly, less than a majority of voting power of the Voting Stock of the surviving corporation immediately after such transaction.

         "CLOSING DATE": February 21, 1997.

         "CODE": the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL": the collective reference to the Collateral, as such term is defined in each of the OI Security Agreement, the OI Pledge Agreement, the Subsidiary Security Agreement and the Trademark Security Agreement.

         "COMMITMENT PERCENTAGE": as to any Bank at any time, the percentage set forth opposite such Bank's name on SCHEDULE A of this Agreement with respect to such Bank.

         "COMMITMENT PERIOD": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

         "COMMITMENTS": the collective reference to the Revolving Credit Commitments and the L/C Commitments.

         "COMMONLY CONTROLLED ENTITY": an entity, whether incorporated or not, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "CONSOLIDATED CURRENT ASSETS": the amount of the current assets of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED CURRENT LIABILITIES": the amount of the current liabilities of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; PROVIDED, HOWEVER, there shall be excluded therefrom the amount of any principal obligation due on Indebtedness of the Borrower or its Subsidiaries after the Termination Date.

         "CONSOLIDATED EBIT": for any period, Consolidated Net Income for such period, plus the aggregate amounts deducted in determining such Consolidated Net Income in respect of (a) income taxes and (b) Consolidated Interest Expense.

         "CONSOLIDATED EBIT TO CONSOLIDATED INTEREST EXPENSE RATIO": at the end of any FQED, the ratio of (A) Consolidated EBIT for the immediately preceding four (4) fiscal quarters (ending on such date) to (B) Consolidated Interest Expense for the immediately preceding four (4) fiscal quarters (ending on such date).

         "CONSOLIDATED EBITDA": for any period, Consolidated Net Income for such period plus the aggregate amounts deducted in determining such Consolidated Net Income in respect of (a) income taxes, (b) Consolidated Interest Expense, (c) depreciation expense and (d) the expense associated with amortization of intangible and other assets.

         "CONSOLIDATED INDEBTEDNESS": at any particular date, with respect to the Borrower and its Subsidiaries, all liabilities less trade accounts payable and accrued liabilities, determined on a consolidated basis in accordance with GAAP, except that, irrespective of its treatment under GAAP, all Subordinated Indebtedness of the Borrower to Triumph shall be deemed to be a liability in its face amount; e.g. $25,000,000 with respect to the Senior Subordinated Notes issued on the Closing Date.

         "CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED EBITDA RATIO": at the end of any FQED, the ratio of (A) Consolidated Indebtedness on such date to (B) Consolidated EBITDA for the immediately preceding four (4) fiscal quarters (ending on such date). For purposes of testing the financial condition covenants in subsections 7.1(a) and 7.1(b) only (i.e. not for other financial covenants or pricing), the Borrower may add Consolidated EBITDA of any acquired entity for such four fiscal quarters plus any verifiable non-recurring expenses.

         "CONSOLIDATED INTEREST EXPENSE" for any period, the interest expense, including the interest portion of rental payments under Capital Leases but excluding non-cash interest, for the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED NET INCOME": for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded from the calculation thereof (i) distributions and compensation not exceeding $2,200,000 in the aggregate paid by OutSource International, Inc. and its Affiliates to Lawrence H. Schubert, Alan E. Schubert and Louis A. Morelli with respect to the year ended December 31, 1996, (ii) expenses not exceeding $2,000,000 in the aggregate associated with the investigation of inappropriate payments to a customer made by an employee of an Affiliate of the Borrower out of its Chicago location and with the Borrower's discontinued initial public offering, and (iii) any non-operating gains or losses (including without limitation, extraordinary or unusual gains or losses, gains or losses from discontinuance of operations, gains or losses arising from the sale or disposition by the Borrower or any Subsidiary of any asset, or the issuance of any debt or equity securities, and other non-recurring gains or losses).

         "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "CSF":  Capital Staffing Fund, Inc., a Florida corporation.

         "CSF LINE":  as defined in Section 2.1.

         "CURRENT RATIO": at the end of any FQED, the ratio of Consolidated Current Assets to Consolidated Current Liabilities.

         "DATE HEREOF":  February 21, 1997.

         "DEFAULT": any of the events specified in Section 8, regardless of whether any requirement for the giving of notice, the lapse of time, or both, or any other conditions, has been satisfied.

         "DOLLARS" AND "$": dollars in lawful currency of the United States of America.

         "ENVIRONMENTAL LAWS": any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "EURODOLLAR BASE RATE": with respect to each day during each Eurodollar Interest Period, the rate per annum equal to the rate at which the Agent is offered Dollar deposits at or about 10:00 A.M., Eastern time, two (2) Business Days prior to the beginning of such Eurodollar Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Eurodollar Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Eurodollar Interest Period.

         "EURODOLLAR INTEREST PERIOD": any one (1), two (2) or three(3) month period selected by the Borrower in respect to any Eurodollar Loan pursuant to subsections 2.2, 2.4 or 2.5 of this Agreement.

         "EURODOLLAR LOANS": Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

         "EURODOLLAR RATE": with respect to each day during each Eurodollar Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                         ------------------------------
                     1.00 - Eurodollar Reserve Requirements

         "EURODOLLAR RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding maintained by a member bank of such System.

         "EVENT OF DEFAULT": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "EXISTING BANK":  as defined in the recitals.

         "EXISTING CREDIT AGREEMENT": as defined in the recitals.

         "EXISTING LOANS": the loans outstanding under the Existing Credit Agreement on the Amendment Effective Date.

         "FEDERAL FUNDS EFFECTIVE RATE": at any time shall mean a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds Brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal Funds brokers of recognized standing selected by the Agent.

         "FQED": the end date of any fiscal quarter in any fiscal year of the Borrower.

         "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

         "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTEE OBLIGATION": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing Person or (b) another Person (including, without limitation, any bank under any letter of credit), to induce the creation of which obligation the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether contingent or not, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligations of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term "Guarantee Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "HAZARDOUS MATERIALS": any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

         "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Capital Leases, (c) all obligations of such person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) the face amount of any outstanding letters of credit issued for the account of such Person, (f) obligations in respect of interest rate hedge agreements entered into in the ordinary course of business, and (g) all Guarantee Obligations of such Person in respect of obligations referred to in clauses (a) through (f) above.

         "INITIAL PERMITTED ACQUISITION": the acquisition by the Borrower or any Subsidiary of all or a portion of the assets of any or all of the following entities having an aggregate purchase price for all such acquisitions not exceeding $25,000,000 and consummated within the following time periods: (A) on or before sixty (60) days after the Closing Date: Labor World of Atlanta, Apex in Andover, Stand-by in Colorado Springs and Staff Management in New Jersey and
(B) on or before ninety (90) days after the Closing Date, Stand-by in Denver, Labor Force of Phoenix and Labor World of South Florida.

         "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "INSOLVENT":  pertaining to a condition of Insolvency.

         "INTEREST PAYMENT DATE": (a) as to any Alternate Base Rate Loan, the last day of each month to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having a Eurodollar Interest Period of one (1) month, the last day of such Eurodollar Interest Period, (c) as to any Eurodollar Loan having a Eurodollar Interest Period longer than one (1) month, each day which is one (1) month, after the first day of such Eurodollar Interest Period and the last day of such Eurodollar Interest Period and (d) as to any Swingline Loan, the Swingline Maturity Date.

         "ISSUING BANK": Bank of Boston Connecticut, in its capacity as issuer of any Letter of Credit.

         "LABOR WORLD": a trademark of OutSource Franchising, Inc. registered with the United States Patent and Trademark Office and used by OutSource Franchising, Inc. and its franchisees in marketing temporary industrial personnel.

         "L/C COMMITMENT": the lesser of (a) $10,000,000, minus the sum of (i) the aggregate then undrawn and unexpired amount of the then outstanding letters of credit issued by The First National Bank of Boston for the account of the Borrower or any Subsidiary and (ii) the aggregate amount of unreimbursed drawings under such letters of credit and (b) the Revolving Credit Commitment then in effect.

         "L/C FEE":  as defined in subsection 3.3(a).

         "L/C OBLIGATIONS": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

         "L/C PARTICIPANTS": the collective reference to all the Banks other than the Issuing Bank.

         "LETTER OF CREDIT RATe": for each Letter of Credit, at any time, a rate per annum equal to the rate set forth below opposite the applicable ratio of Consolidated Indebtedness to Consolidated EBITDA:

-------------------------------------------------------------------------
                  CONSOLIDATED INDEBTEDNESS TO            LETTER OF
LEVEL             CONSOLIDATED EBITDA RATIO               CREDIT RATE
-------------------------------------------------------------------------
I                 Less than 1.50 to 1.00                  1.00%
-------------------------------------------------------------------------
II                1.50-2.49 to 1.00                       1.00%
-------------------------------------------------------------------------
III               2.50-3.49 to 1.00                       1.25%
-------------------------------------------------------------------------
IV                3.50-3.99 to 1.00                       1.25%
-------------------------------------------------------------------------
V                 4.00-4.49 to 1.00                       1.75%
-------------------------------------------------------------------------
VI                Greater than 4.50 to 1.00               1.75%
-------------------------------------------------------------------------

PROVIDED, HOWEVER, that notwithstanding the foregoing, during the six (6) month period following the Closing Date, the Letter of Credit Rate shall not be less than that set forth in Level V above irrespective of the actual Consolidated Indebtedness to Consolidated EBITDA Ratio.

         "LETTERS OF CREDIT":  as defined in subsection 3.1(a).

         "LIEN": any mortgage, pledge, hypothecation, assignment, security interest, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

         "LOAN":  any loan made by any Bank pursuant to this Agreement.

         "LOAN DOCUMENTS": this Agreement, the Notes, the Applications, the OI Pledge Agreement, the OI Security Agreement, the Subsidiary Guarantee, the Subsidiary Security Agreement, the Trademark Security Agreement and the Subordination Agreements, together with any and all other instruments, documents and agreements executed and delivered by the Borrower or the Subsidiaries from time to time in connection with the indebtedness evidenced by this Agreement and the Notes, as the same may hereafter be amended, restated or modified, from time to time.

         "MARKET CLEARING LETTER": the letter referred to in Section 5.1(u).

         "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any Subsidiary to perform its obligations under the Loan Documents to which it is a party or (c) the validity or enforceability of this Agreement, the Notes or any of the other Loan Documents or the rights or remedies of the Agent or the Banks hereunder or thereunder.

         "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NOTES": the collective reference to the Revolving Credit Notes and the Swingline Note.

         "OBLIGATIONS": means all Indebtedness, obligations and liabilities of the Borrower and its Subsidiaries, to the Agent and the Banks under this Agreement, the Revolving Credit Notes, the Swingline Note or any other Loan Document.

         "OI PLEDGE AGREEMENT": the OI Pledge Agreement, substantially in the form of Exhibit C, made by the Borrower in favor of the Agent for the benefit of the Agent and the ratable benefit of the Banks, as the same may be amended, supplemented or otherwise modified from time to time.

         "OI SECURITY AGREEMENT": the OI Security Agreement, substantially in the form of Exhibit F, to be executed and delivered by the Borrower to the Agent for the benefit of the Agent and the ratable benefit of the Banks, as the same may be amended, supplemented or otherwise modified from time to time.

         "OUTSOURCE FRANCHISING, INC.": a Florida corporation and a wholly-owned Subsidiary of the Borrower.

         "OPERATING CASH FLOW": for any period, an amount equal to (i) Consolidated EBITDA for such period, minus (ii) income taxes paid in cash by the Borrower on a consolidated basis during such period, minus (iii) all dividends, distributions and other payments by the Borrower to its shareholders during such period (excluding payments in respect of Indebtedness to such shareholders to the extent permitted hereunder), minus (iv) Capital Expenditures paid out of cash flow during such period.

         "OPERATING CASH FLOW RATIO": at the end of any FQED, the ratio of (A) Operating Cash Flow for the immediately preceding four (4) fiscal quarters (ending on such date) to (B) Total Debt Service for the immediately preceding four (4) fiscal quarters (ending on such date).

         "PARTICIPANTS":  as defined in subsection 10.6(b).

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "PLEDGE AGREEMENT-DEPOSIT ACCOUNT": the Pledge and Security Agreement-Deposit Account, dated as of the Amendment Effective Date, made by the Borrower in favor of the Agent for the benefit of the Agent and the ratable benefit of the Banks, as the same may be amended, supplemented or otherwise modified from time to time.

         "PURCHASING BANKS":  as defined in subsection 10.6(c).

         "REGISTER":  as defined in subsection 10.6(d).

         "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System.

         "REIMBURSEMENT OBLIGATION": the obligation of the Borrower to reimburse the Issuing Bank pursuant to subsection 3.4 for amounts drawn under Letters of Credit.

         "REIMBURSING BANK":  as defined in subsection 2.13(a).

         "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived in accordance with subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

         "REQUIRED BANKS": at any time, Banks having Commitment Percentages representing at least 66 2/3% of the aggregate Commitments, or if the Commitments are terminated, Banks representing at least 66 2/3% of the aggregate principal amount of all loans outstanding.

         "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organization or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESPONSIBLE OFFICER": the chief executive officer or the president or other executive officer of the Borrower or, with respect to financing matters, the chief financial officer or other executive officer of the Borrower.

         "REVOLVING CREDIT COMMITMENT": as to any Bank, the obligation of such Bank to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on SCHEDULE A under the caption, "Commitment Amount".

         "REVOLVING CREDIT LOANS": any loans, advances or other disbursements by Agent, or any or all of the Banks to or for the account of the Borrower under the Revolving Credit Commitments (including without limitation, amounts paid in respect of any draft under any Letter of Credit) or in respect of any amounts due and not paid by the Borrower in accordance with subsection 10.5.

         "REVOLVING CREDIT NOTE":  as defined in subsection 2.7.

         "SALE/LEASEBACK TRANSACTION":  as defined in subsection 7.11.

         "SECURITIES PURCHASE AGREEMENT": the Securities Purchase Agreement between the Borrower and Triumph/Bachow, pursuant to which the Borrower issued its Senior Subordinated Notes -- as such Securities Purchase Agreement may, with the prior written consent of the Agent and the Banks, be amended, supplemented or otherwise modified from time to time.

         "SECURITY DOCUMENTS": the OI Security Agreement, OI Pledge Agreement, Subsidiary Security Agreement, the Trademark Security Agreement and the Pledge Agreement-Deposit Account.

         "SENIOR CONSOLIDATED INDEBTEDNESS": at any particular date, with respect to the Borrower and its Subsidiaries, Consolidated Indebtedness less the face amount of all Subordinated Indebtedness.

         "SENIOR CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED EBITDA RATIO": at the end of any FQED, the ratio of (A) Senior Consolidated Indebtedness on such date to (B) Consolidated EBITDA for the immediately preceding four (4) fiscal quarters (ending of such date).

         "SENIOR SUBORDINATED NOTES": the $25,000,000 Senior Subordinated Notes due February 20, 2002 issued pursuant to the Securities Purchase Agreement -- as such Notes may, with the prior written consent of the Banks, be amended, modified, supplemented, renewed or extended from time to time.

         "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "SOLVENT": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         "SUBORDINATED INDEBTEDNESS": means Indebtedness under the Securities Purchase Agreement, the Senior Subordinated Notes, Indebtedness of the Borrower or its Subsidiaries identified as subordinated on Schedule 7.2, and other unsecured Indebtedness which does not permit any payment or prepayment of the principal amount thereof prior to the payment in full of the Obligations and contains in the instrument evidencing such Indebtedness or in the agreement under which it is issued (which agreement shall be binding on all holders of such Indebtedness) subordination provisions acceptable to the Agent and the Banks in their sole discretion, which unsecured Indebtedness must be approved in writing by the Agent and the Banks prior to incurring such Indebtedness.

         "SUBORDINATION AGREEMENTS": the subordination agreements and notes executed and delivered to the Borrower or any Subsidiary prior to or on the Closing Date by the holders of the Subordinated Indebtedness identified on
Schedule 7.2.

         "SUBSEQUENT PERMITTED ACQUISITION": the acquisition by the Borrower or any Subsidiary of the assets of any Person (other than an Initial Permitted Acquisition) PROVIDED that (i) such Person conducts the same general type of business as currently conducted by the Borrower and its Subsidiaries, (ii) such Person conducts all of its business in the United States of America, (iii) none of the shareholders of the Borrower or its Affiliates have or will have any direct or indirect beneficial ownership of any stock or other interest in the acquired company, (iv) the purchase price for any single acquisition does not exceed $750,000, and (v) after giving effect to such transaction, no Default or Event of Default would exist.

         "SUBSEQUENTLY ACQUIRED SUBSIDIARY": any Subsidiary acquired by the Borrower or any Subsidiary pursuant to subsection 7.8(g).

         "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "SUBSIDIARY GUARANTEE": the Guarantee, substantially in the form of Exhibit B, made by each Subsidiary in favor of the Agent for the benefit of the Agent and the ratable benefit of the Banks, as the same may be amended, supplemented or otherwise modified from time to time.

         "SUBSIDIARY SECURITY AGREEMENT": a Subsidiary Security Agreement, substantially in the form of Exhibit G, to be executed and delivered by each Subsidiary to the Agent for the benefit of the Agent and the ratable benefit of the Banks, as the same may be amended, supplemented or otherwise modified from time to time.

         "SUCCESSOR AGENT": any Bank or any bank, depository or financial institution, trust company, bank and trust company having capital and surplus in excess of $100,000,000 and acceptable to the remaining Bank or Banks and to the Borrower, the Borrower's consent not to be unreasonably withheld or delayed.

         "SWINGLINE BANK": Bank of Boston Connecticut acting in such capacity under subsection 2.1A, or any successor in such capacity.

         "SWINGLINE COMMITMENT": the obligation of the Swingline Bank to make Swingline Loans in an aggregate amount not to exceed at any one time outstanding the lesser of (i) $3,000,000 and (ii) the aggregate amount of the Commitments.

         "SWINGLINE LOANS":  the loans provided for by subsection 2.1A.

         "SWINGLINE MATURITY DATE":  as defined in subsection 2.1A.

         "SWINGLINE NOTE": the promissory note provided for by subsection 2.1A and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

         "SWINGLINE RATE": for any day, a rate per annum equal to the rate for Alternate Base Rate Loans plus the Applicable Margin for the Working Capital Line. A change in the Swingline Rate shall take effect at the time of each change in the Alternate Base Rate or the Applicable Margin for the Working Capital Line, as the case may be.

         "TERMINATION DATE": February 21, 2001.

         "TOTAL DEBT SERVICE": at any particular date, the sum of (i) Consolidated Indebtedness, including the principal portion of Capital Leases, scheduled and permitted to be paid during the applicable period (reduced by increases during such period in Subordinated Indebtedness in an amount not exceeding, and incurred to replace, such scheduled payments and excluding (A) a one time payment of $1,325,000 made by the Borrower in connection with the Borrower's purchase of the Borrower's headquarters building and (B) not exceeding in any year $1,500,000 principal amount of Subordinated Indebtedness incurred by the Borrower or any Subsidiary to finance Subsequent Permitted Acquisitions PROVIDED that such Subordinated Indebtedness matures at least one
(1) year after the date of its incurrence and bears interest not exceeding ten percent (10%) per annum), plus (ii) Consolidated Interest Expense, it being understood that principal payments with respect to any Indebtedness that has been refinanced shall be determined on and after the refinancing on the basis of the payment schedule in such refinancing.

         "TRADEMARK SECURITY AGREEMENT": the Trademark Security Agreement, substantially in the form of Exhibit H, executed and delivered by the Borrower and OutSource Franchising, Inc. in favor of the Agent for the benefit of the Agent and the ratable benefit of the Banks, as the same may be amended, supplemented or otherwise modified from time to time.

         "TRANCHE": the collective reference to Eurodollar Loans having Eurodollar Interest Periods which begin on the same date and end on the same later date (whether such Loans shall originally have been made on the same day or not).

         "TRANSFEREE":  as defined in subsection 10.6(f).

         "TRIUMPH/BACHOW": Triumph-Connecticut Limited Partnership and Bachow Investment Partners III, L.P. or an entity controlled by them which is a party to the Securities Purchase Agreement.

         "TYPE": as to any Loan, its nature as an Alternate Base Rate Loan or a Eurodollar Loan.

         "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

         "VOTING STOCK": with respect to a corporation, all classes of Capital Stock then outstanding of such corporation normally entitled to vote in elections of directors.

         "VOTING TRUST AGREEMENT": the Voting Trust Agreement, dated as of February 21, 1997, among the Borrower, Paul M. Burrell and Richard J. Williams, as trustees, and certain shareholders of the Borrower, as the same may, with the prior written consent of the Banks, be amended, supplemented or otherwise modified from time to time.

         "WORKING CAPITAL LINE":  as defined in Section 2.1.

         1.2      OTHER DEFINITIONAL PROVISIONS.

         (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

         (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, SCHEDULE and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         1.3 CHANGE IN ACCOUNTING PRINCIPLES. Except as otherwise provided herein, any changes in GAAP which are hereafter made and adopted by the Borrower with the agreement of its independent certified public accountants shall not affect the method of calculation of any of the financial covenants, standards or terms found in subsection 1.1 or Section 7.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

         2.1 REVOLVING CREDIT COMMITMENTS. Subject to the terms and conditions hereof, and provided that no Default or Event of Default shall have occurred and be continuing, each Bank severally agrees to make Revolving Credit Loans to the Borrower from time to time on or after the Amendment Effective Date and continuing throughout the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Bank's Available Revolving Credit Commitment; PROVIDED, HOWEVER, that (i) the aggregate borrowings hereunder at any one time (giving effect to all Revolving Credit Loans, Swingline Loans and Letters of Credit outstanding at such time) to the Borrower shall not exceed $45,000,000; (ii) the aggregate amount of all borrowings available to the Borrower for working capital and general corporate purposes of the Borrower and its Subsidiaries (other than CSF) and to finance the cost of Initial Permitted Acquisitions shall not exceed $40,000,000 (the "Working Capital Line"); (iii) the aggregate amount of all borrowings available to the Borrower to finance the cost of Subsequent Permitted Acquisitions shall not exceed $10,000,000, shall not be used for working capital and shall not be reborrowed (the "Acquisition Line"); and (iv) the aggregate amount of all borrowings available to the Borrower to be advanced to CSF shall not exceed $5,000,000 (the "CSF Line"). From and after the Amendment Effective Date and continuing throughout the Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans or Swingline Loans, in whole or in part, and reborrowing (except for the Acquisition Line) in accordance with the terms and conditions hereof.

         2.1A.    SWINGLINE LOANS.

         (a) Subject to the terms and conditions hereinafter set forth, upon notice by the Borrower made to the Swingline Bank in accordance with paragraph
(b) of this subsection 2.1A , the Swingline Bank agrees to make Swingline Loans to the Borrower on any Business Day during the Commitment Period in an aggregate principal amount not to exceed the Swingline Commitment. Unless the Borrower has entered into an arrangement with the Swingline Bank for automated borrowings as described in subsection 2.1A(b) below, each Swingline Loan shall be in the minimum amount of $250,000 or a multiple of $100,000 in excess thereof. Notwithstanding any other provisions of this Agreement and in addition to the limit set forth above, at no time shall the aggregate principal amount of all outstanding Swingline Loans exceed the total Commitments of the Banks then in effect MINUS the Aggregate Outstanding Extensions of Credit. Each Swingline Loan shall mature on the earlier of (i) the date on which a Default or Event of Default has occurred or (ii) the first Wednesday after the Borrowing Date thereof (the "Swingline Maturity Date"). Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow up to the amount of the Swingline Commitment, except that the Borrower shall not use the proceeds of a Swingline Loan to repay any other Swingline Loan.

         (b) When the Borrower desires the Swingline Bank to make a Swingline Loan (except in the case of automated borrowings as described below), it shall send to the Agent (which shall promptly notify the Swingline Bank) a Swingline Loan request, which shall set forth the principal amount of the proposed Swingline Loan and the proposed Borrowing Date. Each such Loan request must be received by the Swingline Bank not later than 12:00 p.m. (Eastern time) on the date of the proposed borrowing. Each Swingline Loan request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to borrow the Swingline Loan on the Borrowing Date thereof. Upon satisfaction of the applicable conditions set forth in this Agreement, on the proposed Borrowing Date the Swingline Bank shall make the Swingline Loan available to the Agent, at an account designated by the Agent, in Dollars and immediately available funds, for the account of the

Borrower. The amount so received by the Agent, shall, subject to the terms and conditions of this Agreement, be made available by the Agent to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower by 5:00 p.m. (Eastern time) on the proposed Borrowing Date by crediting the amount of the Swingline Loan to the Borrower's account maintained with the Agent; PROVIDED that the Swingline Bank shall not advance any Swingline Loans after it has received notice from the Borrower, the Agent or any Bank that a Default or Event of Default has occurred and is continuing. No new Swingline Loan shall be made until such Default or Event of Default has been cured or waived in accordance with the provisions of this Agreement.

         It is understood that the Borrower and the Swingline Bank may administer Swingline Loans on an automated basis pursuant to which Swingline Loans will be made (up to the Swingline Commitment) or repaid automatically on a daily basis in an amount equal to the net of the Borrower's receipts and disbursements at the Swingline Bank. If such an automated system is used, the provisions dealing with notice and minimum borrowing amount set forth in subsection 2.1A(b) above shall not be applicable.

         (c) The Borrower shall repay each outstanding Swingline Loan on or prior to the Swingline Loan Maturity Date. Upon notice by 11:00 a.m. (Eastern time) on any Business Day by the Swingline Bank to the Agent, which notice is hereby authorized by the Borrower, the Borrower shall be deemed irrevocably to have requested, and each of the Banks hereby agrees to make, a Revolving Credit Loan to the Borrower by 2:00 p.m. (Eastern time) on such Business Day, in an amount equal to such Bank's Commitment Percentage of the aggregate amount of the outstanding Swingline Loans. Such Revolving Credit Loan shall bear interest at the Alternate Base Rate plus the Applicable Margin for the Working Capital Line. The proceeds thereof shall be applied by the Agent directly to repay the Swingline Bank for such outstanding Swingline Loans. In the event that it is impracticable for such Revolving Credit Loan to be made for any reason on the date otherwise required above, then each Bank hereby agrees that it shall forthwith purchase (as of the date such Revolving Credit Loan would have been made, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank, and the Swingline Bank shall sell to each Bank, such participations in the Swingline Loans (including all accrued and unpaid interest thereon) outstanding as shall be necessary to cause the Banks to share in such Swingline Loans PRO RATA based on their respective Commitment Percentages by making available to the Swingline Bank an amount equal to such Bank's participation in the Swingline Loans; PROVIDED that all interest payable on the Swingline Loans shall be for the account of the Swingline Bank as a funding and administrative fee until the date as of which the respective participation is purchased. The obligation of each Bank to make such Revolving Credit Loan, or as the case may be to purchase such participation in a Swingline Loan, upon notice as set forth above, is absolute, unconditional and irrevocable under any and all circumstances whatsoever and shall not be subject to set-off, counterclaim or defense to payment that such Bank may have or may have had against the Borrower, the Agent, the Swingline Bank or any other Bank and, without limiting any of the foregoing, shall be unconditional notwithstanding (i) that the amount of such

Loan may not comply with the applicable minimum set forth in subsection 2.1 hereof, (ii) the failure of the Borrower to meet the conditions set forth in
Section 5 hereof, (iii) the occurrence or continuance of a Default or an Event of Default hereunder, (iv) the date of such Revolving Credit Loan or participation or (v) the financial condition of the Borrower or any Subsidiary; PROVIDED, HOWEVER, a Bank shall not be obligated to make any such Revolving Credit Loan (or to purchase such participation) if before the making of such Swingline Loan, such Bank had notified the Swingline Bank that a Default or Event of Default had occurred and was continuing and that such Bank would not refinance such Swingline Loan.

         (d) The obligation of the Borrower to repay the Swingline Loans made pursuant to this Agreement and to pay interest thereon as set forth in this Agreement shall be evidenced by a promissory note of the Borrower with appropriate insertions substantially in the form of Exhibit A-3 (the "Swingline Note"), payable to the order of the Swingline Bank. The Borrower irrevocably authorizes the Swingline Bank to make or cause to be made, at or about the time of the Borrowing Date of any Swingline Loan or at the time of receipt of any payment of principal on the Swingline Note, an appropriate notation on the books of the Swingline Bank reflecting the making of such Swingline Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swingline Loans set forth on such books shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to the Swingline Bank, but the failure to record, or any error in so recording, any such amount on such books shall not limit or otherwise affect the actual amount of the obligations of the Borrower hereunder or under the Swingline Note to make payments of principal of or interest on the Swingline Note when due.

         2.2      DESIGNATION OF INTEREST RATES; EURODOLLAR INTEREST PERIODS.

         (a) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as the Borrower may determine and notify to the Agent in accordance with subsections
2.4 and 2.5. In the event the Borrower fails to designate the Type of all or any portion of a Loan (whether initially or upon expiration of a Eurodollar Interest Period), the per annum rate of interest applicable thereto shall be or become the rate of interest applicable to Alternate Base Rate Loans.

         (b) The Borrower may not select a Eurodollar Interest Period pursuant to subsections 2.2(a), 2.5 or otherwise, if (i) an Event of Default has occurred and is continuing, or (ii) such Eurodollar Interest Period would expire on a day after the Termination Date. If any Eurodollar Interest Period would otherwise end on a day that is not a Business Day, such Eurodollar Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Eurodollar Interest Period into another calendar month in which event such Eurodollar Interest Period shall end on the immediately preceding Business Day. If any Eurodollar Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period), such Eurodollar Interest Period shall end on the last Business Day of a calendar month.

         2.3      INTEREST RATES AND PAYMENT DATES.

         (a) Each Eurodollar Loan shall bear interest, during the applicable Eurodollar Interest Period, at a rate per annum equal to the applicable Eurodollar Rate plus the Applicable Margin. The Applicable Margin for each Eurodollar Loan shall be determined based upon the calculations submitted to the Banks pursuant to subsection 6.1(b) and shall be effective as of the first day of the fiscal quarter next following the date such calculations are submitted to the Banks. Any change in such Applicable Margin as a consequence of the Bank's review of the aforesaid calculation after the effective date of such Applicable Margin shall be retroactively applied to the first day such Applicable Margin became effective. In the event the Applicable Margin for a Eurodollar Loan can not be determined at any time because the Borrower's financial statements for the immediately preceding fiscal quarter are not available at such time, the Applicable Margin for each Eurodollar Loan shall be presumed to be the same as the Applicable Margin for such Eurodollar Loans as of the last FQED for which the Borrower's financial statements were available.

         (b) Each Alternate Base Rate Loan shall bear interest for so long as it is outstanding and unpaid at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

         (c) Each Swingline Loan shall bear interest for so long as it is outstanding and unpaid at a rate per annum equal to the Swingline Rate.

         (d) If all or a portion of the principal amount of any Loan or any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum (the "Default Rate") which is equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus two percent (2%) from the date of such non-payment until such amount is paid in full (after, as well as before, judgment).

         (e) Interest shall be payable in arrears on each Interest Payment Date and be identified for each Type of Loan; PROVIDED, THAT interest accruing at the Default Rate pursuant to subsection 2.3(d) shall be payable on receipt of written demand. In the event the rate of interest applicable to any Eurodollar Loan decreases as a consequence of a decrease in the Applicable Margin with respect thereto, the Borrower shall be entitled to apply the difference between the amount of interest paid and the amount of interest due (after giving effect to such reduction) as a credit against the next installment of interest due hereunder. In the event the rate of interest applicable to any Eurodollar Loan increases as a consequence of an increase in the Applicable Margin with respect thereto, the Borrower shall pay the difference between the amount of interest paid and the amount of interest due (after giving effect to such increase) on the next Interest Payment Date.

         (f) In the event the total amount of any payment of principal or interest or amounts due in respect of any Reimbursement Obligation or of any fee required to be paid under this Agreement is not received by the Agent or the Issuing Bank, as the case may be, within ten (10) days following the due date of such payment, the Borrower shall, in addition to and together with such payment, pay to the Agent or the Issuing Bank, as the case may be, a late charge equal to five percent (5%) of the total amount of such payment or amount due; PROVIDED, such late charge shall not be payable in respect of any overdue payment in the event the Borrower was entitled to an advance in the amount of such payment under the provisions of subsection 2.1 at the time such payment became due, the Borrower duly requested such advance in compliance with the requirements of this Agreement, and the Banks failed to provide such advance without cause. The Borrower authorizes the Agent to debit any of the accounts of the Borrower or its Subsidiaries at or assigned to the Agent on or after the due date of any such payment and a late charge shall not be payable to the extent the balances in such accounts are sufficient on the due date to meet such payment.

         2.4 PROCEDURE FOR BORROWING. The Borrower may borrow under the Revolving Credit Commitments on or after the Amendment Effective Date during the Commitment Period on any Business Day by giving the Agent irrevocable notice in the form of Exhibit A-1 (which notice must be received by the Agent prior to (x) 12:00 p.m., Eastern time, at least three (3) Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (y) 12:00 p.m., Eastern time, on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) the Type of the requested borrowing, (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amounts and Eurodollar Interest Periods thereof and (v) the purpose of such borrowing: e.g. whether the proceeds are to be used for working capital, to make an Initial Permitted Acquisition or a Subsequent Permitted Acquisition, to make advances to CSF, etc. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (A) in the case of Alternate Base Rate Loans, $250,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $250,000, such lesser amount) or (B) in the case of Eurodollar Loans, $250,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share (based on its Commitment Percentage) of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in subsection 10.2 prior to 2:00 p.m., Eastern time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

         2.5      CONVERSION AND CONTINUATION OPTIONS.

         (a) The Borrower may elect from time to time to convert Eurodollar Loans to Alternate Base Rate Loans by giving the Agent at least two (2) Business Days' prior irrevocable notice of such election; PROVIDED that any such conversion of Eurodollar Loans may only be made as of the last day of a Eurodollar Interest Period with respect thereto. The Borrower may elect from time to time to convert Alternate Base Rate Loans to Eurodollar Loans by giving the Agent at least three (3)

Business Days' prior irrevocable notice of such election, which notice shall specify the length of the initial Eurodollar Interest Period or Eurodollar Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Bank thereof. All or any part of outstanding Eurodollar Loans and Alternate Base Rate Loans may be converted as provided herein, provided that no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing or the Agent has or the Required Banks have determined pursuant to subsection 2.12 that such a conversion is not appropriate.

         (b) The Borrower may elect to continue all or any portion of any Eurodollar Loan upon the expiration of the designated Eurodollar Interest Period in respect of such Eurodollar Loan by giving the Agent at least three (3) Business Days' prior irrevocable notice of such election; PROVIDED that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing or the Agent has or the Required Banks have determined pursuant to subsection 2.12 that such a continuation as a Eurodollar Loan is not appropriate. The Borrower shall specify in the aforesaid notice the amount to be continued as a Eurodollar Loan and the Eurodollar Interest Period with respect thereto in accordance with subsection 2.2.

         2.6 MINIMUM AMOUNTS AND MAXIMUM NUMBER OF TRANCHES. All borrowings, conversions and continuations of Loans hereunder and all selections of Eurodollar Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Tranche shall be equal to $250,000 or a whole multiple of $100,000 in excess thereof and so that there shall not be more than seven (7) Tranches at any one time outstanding.

         2.7 REVOLVING CREDIT NOTES. The Revolving Credit Loans made by each Bank shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-2 with appropriate insertions as to payee, date and principal amount (a "Revolving Credit Note"), payable to the order of such Bank and in a principal amount equal to the amount of the initial Revolving Credit Commitment of such Bank. Each Bank is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Bank, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Eurodollar Interest Period and Eurodollar Rate with respect thereof, on the SCHEDULE annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with subsection 2.3.

         2.8      FEES.

         (a) The Borrower agrees to pay to the Banks a commitment fee on the unborrowed portion of the Commitment, as in effect from time to time, for each day from the Closing Date through the Termination Date, at the percentage rate per annum set forth below opposite the Consolidated Indebtedness to Consolidated EBITDA Ratio applicable from time to time:

-------------------------------------------------------------------------
                       CONSOLIDATED INDEBTEDNESS            COMMITMENT FEE
    LEVEL            TO CONSOLIDATED EBITDA RATIO           (PERCENTAGE %)
-------------------------------------------------------------------------
     I                   Less than 1.50 to 1.00                .250%
-------------------------------------------------------------------------
     II                  1.50- 2.49 to 1.00                    .250%
-------------------------------------------------------------------------
     III                 2.50-3.49 to 1.00                     .375%
-------------------------------------------------------------------------
     IV                  3.50- 3.99 to 1.00                    .375%
-------------------------------------------------------------------------
     V                   4.00- 4.49 to 1.00                    .500%
-------------------------------------------------------------------------
     VI                  Greater than 4.50 to 1.00             .500%
-------------------------------------------------------------------------

         Such commitment fee shall be computed on the basis of a 360-day year for the actual number of days elapsed, shall be payable in arrears on the last day of each quarter during the term of this Agreement, commencing March 31, 1997, and on the Termination Date, and shall be fully earned when due and non-refundable when paid, PROVIDED that notwithstanding the foregoing, during the six (6) month period following the Closing Date, the commitment fee will not be less than that set forth at Level V above irrespective of the Borrower's actual Consolidated Indebtedness to Consolidated EBITDA Ratio.

         (b) On the Closing Date and semiannually thereafter, the Borrower shall pay to the Agent agency fees in the amounts set forth in a letter agreement between the Agent and the Borrower (taking into account that such fees will be paid semiannually rather than annually as provided for in such letter). These agency fees are fully earned as of the date when due, are solely for the account of Agent and are non-refundable.

         (c) On the Closing Date, the Borrower shall pay to the Agent a non-refundable closing fee in the amount set forth in a letter agreement between the Agent and the Borrower.

         2.9 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. The Borrower shall have the right, upon not less than three (3) Business Days' notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans and Swingline Loans then outstanding, when added to such Bank's Commitment Percentage of the L/C Obligations, would exceed the Revolving Credit Commitments then in effect and PROVIDED FURTHER that, if the termination or reduction occurs prior to the second anniversary of the Closing Date, the Borrower shall pay concurrently to the Banks ratably a premium, based on the amount of the reduction of the Commitment, equal to three percent

(3%) if the termination or reduction occurs before the first anniversary and two percent (2%) if it occurs before the second anniversary. Any such reduction shall be in an amount not less than $1,000,000 or integral multiples of $250,000 in excess thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

         2.10 OPTIONAL PREPAYMENTS. The Borrower may at any time and from time to time, prepay the Revolving Credit Loans, in whole or in part, subject to payment of any premium required by Section 2.9, upon at least three (3) Business Days' irrevocable notice, in the case of prepayment of any Revolving Credit Loans which are Eurodollar Loans, or upon irrevocable notice (which notice must be received by 1:00 P.M., Eastern time, on or before the proposed date of prepayment), in the case of prepayments of any Revolving Credit Loans which are Alternate Base Rate Loans, to the Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, and, in each case if a combination thereof, the amount allocable to each; PROVIDED that, if a Eurodollar Loan is prepaid other than at the end of the Eurodollar Interest Period applicable thereto, the Borrower shall also pay any amounts required to be paid pursuant to subsection
2.17. Upon receipt of any such notice the Agent shall promptly give notice thereof to each Bank. If any such notice is given by the Borrower, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of the Revolving Credit Loans shall be in an aggregate principal amount of $250,000 or a whole $100,000 multiple in excess thereof.

         2.11 COMPUTATION OF INTEREST AND FEES. Interest on the Loans, Letter of Credit commissions and commitment fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Banks of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurodollar Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Banks of the effective date and the amount of each such change in interest rate. Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error.

         2.12 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Eurodollar Interest Period:

         (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Eurodollar Interest Period, or

         (b) the Agent shall have received notice from the Required Banks that the Eurodollar Rate determined or to be determined for such Eurodollar Interest Period will not adequately and fairly reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Loans during such Eurodollar Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Banks as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Eurodollar Interest Period shall be made as Alternate Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Eurodollar Interest Period to Eurodollar Loans shall be converted to or continued as Alternate Base Rate Loans, and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Eurodollar Interest Period, to Alternate Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

         2.13     PRO RATA TREATMENT AND PAYMENTS.

         (a) Unless the Agent shall have been notified in writing by any Bank prior to a Borrowing Date that such Bank will not make the amount that would constitute its Commitment Percentage of the borrowing on such date available to the Agent, the Agent may assume that such Bank (a "Reimbursing Bank") has made such amount available to the Agent on such Borrowing Date, and the Agent or any Bank may (but shall not be obligated), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Agent on a date after such Borrowing Date, the Reimbursing Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period as quoted by the Agent, times (ii) the amount of such Reimbursing Bank's Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Reimbursing Bank's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 365. A certificate of the Agent submitted to any Reimbursing Bank with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If a Reimbursing Bank's Commitment Percentage of such borrowing is not in fact made available to the Agent by such Reimbursing Bank within three
(3) Business Days of such Borrowing Date, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from such Reimbursing Bank or the Borrower in such order and manner as Agent may determine in its discretion.

         (b) Each borrowing of Revolving Credit Loans by the Borrower from the Banks hereunder shall be made by the Banks pro rata in accordance with the respective Commitment Percentage of such Banks. Each payment by the Borrower on account of the principal of and interest on the Revolving Credit Loans, and any reduction of the Commitments of the Banks shall be payable to the Banks pro rata in accordance with the respective Commitment Percentages of the Banks; PROVIDED that in the event the Agent or any Bank pursuant to subsection 2.13(a) makes available to the Borrower a Reimbursing Bank's Commitment Percentage of a requested borrowing, the Agent or such Bank providing such funding shall be entitled to receive all payments that would otherwise be payable to such Reimbursing Bank until such time as the Agent or such Bank, as the case may be, shall have received an amount equal to the amount so funded on behalf of such Reimbursing Bank, together with interest thereon as provided in subsection 2.13(a). All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 1:00 p.m., Eastern time, on the due date thereof to the Agent, for the account of the Banks, at the Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. If such payment is not made available by the Agent to any Bank within three (3) Business Days of the Agent's receipt of payment from the Borrower, such Bank shall be entitled to recover such amount from the Agent with interest thereon at a rate per annum equal to the Alternate Base Rate. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         2.14 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Bank hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Bank's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Eurodollar Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Eurodollar Interest Period with respect thereto, the Borrower shall pay to such Bank such amounts, if any, as may be required pursuant to subsection 2.17.

         2.15     REQUIREMENTS OF LAW.

         (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether having the force of law or not) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Bank in respect thereof (except for Non-Excluded Taxes covered by subsection 2.16 and changes in the rate of tax on the overall net income of such Bank);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii)    shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank, by an amount which such Bank deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         (b) If any Bank shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether having the force of law or not) from any Governmental Authority made subsequent to the date hereof does or shall have the effect or reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the Borrower (with a copy to the Agent) of a written request therefore, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

         2.16     TAXES.

         (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Bank as a result of a present or former connection between the Agent or such Bank and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Bank that is not organized under the laws of the United States of America or a state thereof if such Bank fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (i) deliver to the Borrower and the Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                  (ii) deliver to the Borrower and the Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent.

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Borrower and the Agent. Such Bank shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Bank or a Participant pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Bank from which the related participation shall have been purchased.

         2.17 INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) failure by the Borrower to borrow, convert into or continue Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) failure by the Borrower to make any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Eurodollar Interest Period with respect thereto. Such indemnification may include, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds obtained to fund or maintain a Eurodollar Loan during any Eurodollar Interest Period, which any Bank may incur as a consequence of such failure to borrow, convert or continue, as the case may be. A certificate by Agent as to the amount of such loss, expense or increased costs shall, when submitted to the Borrower, be conclusive, in the absence of manifest error, unless the Borrower shall have provided the Agent with written notice of the Borrower's objection to all or any portion of such certificate not later than ten (10) days after the date on which such certificate is submitted to the Borrower. Any such Eurodollar Loan shall not be deemed paid or satisfied until all such additional amounts are paid. Agent agrees to provide the Borrower with such information as the Borrower may reasonably request with respect to the calculation of any such losses or expenses. The covenant contained in this subsection 2.17 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                          SECTION 3. LETTERS OF CREDIT

         3.1      L/C COMMITMENT.

         (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Banks set forth in subsection 3.5(a), agrees to issue irrevocable standby letters of credit for the account of the Borrower on any Business Day on or after the Amendment Effective Date until the date which is five (5) Business Days prior to the end of the Commitment Period in such form as may be approved from time to time by the Issuing Bank (all such letters of credit outstanding on the date hereof and all letters of credit to be issued hereunder, together with all extensions, renewals and replacements thereof, are herein collectively referred to as the "Letters of Credit"); PROVIDED that the Issuing Bank shall have no obligation to issue any Letter of Credit if at the time of such issuance a Default exists or an Event of Default has occurred and is continuing or if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Available Revolving Credit Commitment would be less than zero. Each Letter of Credit shall
(i) be denominated in Dollars, (ii) expire no later than the Termination Date and (iii) expire no later than a date one (1) year after its issuance, PROVIDED that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).

         (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of the Issuing Bank's principal place of business.

         (c) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

         3.2 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereof) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower and the other Banks promptly following the issuance thereof.

         3.3      FEES, COMMISSIONS AND OTHER CHARGES.

         (a) The Borrower shall pay to the Agent a letter of credit facility fee (the "L/C Fee"), at the end of each quarter after issuance of a Letter of Credit, in an amount equal to the product of (i) the face amount of such Letter of Credit, times (ii) the applicable Letter of Credit Rate, times (iii) the term of such Letter of Credit, expressed as a fraction equal to the number of days of such term divided by three hundred sixty (360). In addition, as long as any letter of credit issued by The First National Bank of Boston (the "FNBB Letters of Credit") for the account of the Borrower or any Subsidiary is outstanding, the Borrower shall pay to the Issuing Bank an additional fee, based on the face amount of all such letters of credit, equal to the difference between the Letter of Credit Rate that would have applied had such letters of credit been issued hereunder and the letter of credit fee payable on the FNBB Letters of Credit. The applicable Letter of Credit Rate shall be determined based upon the calculations submitted to the Banks pursuant to subsection 6.1(b) and shall be effective as of the first day of the fiscal quarter next following the date such calculations are submitted to the Banks. Any change in the applicable Letter of Credit Rate as a consequence of the Banks' review of the aforesaid calculation after the effective date of such Letter of Credit Rate shall be retroactively applied to the first day such Letter of Credit Rate became effective. In the event that the Letter of Credit Rate can not be determined at any time because the Borrower's financial statements for the immediately preceding fiscal quarter are not available at such time, the Letter of Credit Rate shall be presumed to be the same as the Letter of Credit Rate as of the last FQED for which the Borrower's financial statements were available. Any change in the L/C Fee as a consequence of a change in the Letter of Credit Rate shall be effective as of the date of such change in the Letter of Credit Rate. Any increase or reduction in the L/C Fee as a consequence of an increase or reduction in the Letter of Credit Rate, as the case may be, shall be added to or deducted from the next L/C Fee, as the case may be. In the event any Letter of Credit is terminated or the available credit thereunder is permanently reduced prior to the stated expiry date thereof, the Borrower shall be entitled to a rebate of that portion of the L/C Fee paid with respect to such Letter of Credit which is allocable pro rata to the portion of the Letter of Credit that has been terminated or reduced, as the case may be, as determined by the Issuing Bank. Of each L/C Fee payable under this subsection 3.3, twenty-five basis points shall be paid directly to and for the account of the Issuing Bank and the remainder shall be shared ratably among the Banks in accordance with their respective Commitment Percentages.

         (b) The Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

         3.4 REIMBURSEMENT OBLIGATION OF THE BORROWER. The Borrower agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Borrower in writing of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (a) such draft so paid and (b) any taxes (other than income taxes), fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in Dollars and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Loans which were then overdue under subsection 2.3. Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Agent for the borrowing pursuant to subsection 2.1 of Revolving Credit Loans in the amount of such drawing and any reimbursement made by an L/C Participant pursuant to subsection 3.5 shall constitute a Revolving Credit Loan pursuant to subsection 2.3.

         3.5      L/C DRAWS AND REIMBURSEMENTS.

         (a) Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed through participation or otherwise. In furtherance of the foregoing, the Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder.

         (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to subsection 3.5(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three (3) Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (1) such amount, times (2) the daily average Federal Funds Effective Rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (3) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 365. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.5(a) is not in fact made available to the Issuing Bank by such L/C Participant within three (3) Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum equal to the Alternate Base Rate. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its share of such payment in accordance with subsection 3.5(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing
Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

         3.6 OBLIGATIONS ABSOLUTE. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Bank that, subject to its responsibilities under the Uniform Customs, the Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under Subsection
3.4 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of Connecticut, shall be binding on the Borrower and shall not result in any liability of the Issuing Bank to the Borrower.

         3.7 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower and the Banks of the date and amount thereof. The responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         3.8 APPLICATION. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

         To induce the Banks to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit the Borrower hereby represents and warrants to the Agent and each Bank that:

         4.1      FINANCIAL CONDITION.

         (a) The combined balance sheet of the Borrower and its Affiliates as at December 31, 1995 and December 31, 1994 and the related combined statements of income and retained earnings and of cash flows for the fiscal years ended on such dates, reported on by Deloitte & Touche LLP, copies of which have heretofore been furnished to each Bank, are complete and correct and present fairly the consolidated financial condition of The Borrower and its Affiliates as at such dates, and the results of their operations and their cash flows for the fiscal years then ended. The unaudited combined balance sheet of the Borrower and its Affiliates as at November 30, 1996 and the related unaudited statement of income and retained earnings for the eleven-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each

Bank, are complete and correct and present fairly the financial condition of the Borrower and its Affiliates as at such date, and the results of their operations for the eleven-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

         (b) Except as set forth on SCHEDULE 4.1(b), neither the Borrower nor any of its combined Affiliates had, at the date of the most recent balance sheet referred to in subsection 4.1(a), any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the financial statements referred to in subsection 4.1(a) or in the notes thereto.

         (c) Except as set forth on SCHEDULE 4.1(c), during the period from December 31, 1995 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its combined Affiliates of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the financial condition of the Borrower and its combined Affiliates at December 31, 1995.

         (d) The unaudited PRO FORMA consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at November 30, 1996 and the related consolidated statements of income and retained earnings for the eleven-month period ended on such date (the "PRO FORMA FINANCIAL STATEMENTS"), copies of which have heretofore been furnished to the Banks, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the reorganization of the Borrower and its Subsidiaries into a holding company structure, (ii) the Loans to be made and the Subordinated Indebtedness to be issued on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Financial Statements have been prepared based on the best information available to the Borrower as of the date of delivery thereof, and present fairly on a PRO FORMA basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at the Closing Date, assuming that the events specified in the preceding sentence had actually occurred at such date.

         (e) All of the books and records of the Borrower and its Subsidiaries are located at the Borrower's headquarters at 1144 East Newport Center Drive, Deerfield Beach, Florida except certain information with respect to certain accounts of OutSource International of America, Inc., as successor by merger to OutSource International, Inc., an Illinois corporation, are maintained for a period not exceeding one (1) day in the ordinary course of its business in Elk Grove Village, Illinois.

         4.2 NO CHANGE. Since December 31, 1995, (a) except as set forth on
SCHEDULE 4.2, there has been no development or event nor, to the best of our knowledge, any prospective development or event which has had or could have a Material Adverse Effect and
(b) except as set forth on SCHEDULE 4.2 or as permitted by this Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower or any of its combined Affiliates nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its combined Affiliates.

         4.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. The Borrower and each Subsidiary (a) is duly organized as a "C corporation", as defined in Section 1361(a)(2) the Code, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged in each jurisdiction where the failure to have such power, authority or right would have a Material Adverse Effect, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure so to qualify could not have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

         4.4 CORPORATE POWER, AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower and each Subsidiary has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement, the Notes, each Application and the other Loan Documents to which it is a party, to borrow hereunder and to grant the Liens pursuant to the Security Documents to which it is a party and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes, the grant of the Liens pursuant to the Security Documents to which it is a party and the execution, delivery and performance of this Agreement, the Notes, each Application and each other Loan Document to which it is a party. No consent or authorization of, filing with or other action by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder, the grant of the Liens pursuant to the Security Documents or the execution, delivery, performance, validity or enforceability of this Agreement, the Notes, each Application or any other Loan Document. This Agreement and each other Loan Document to which the Borrower or a Subsidiary is a party (except the Notes) has been, and each Note will be, duly executed and delivered on behalf of the Borrower. This Agreement and each other Loan Document to which the Borrower or a Subsidiary is a party (except the Notes) constitutes, and each Note when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower or such Subsidiary, as the case may be, enforceable against such Borrower or such Subsidiary in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         4.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement, the Notes, each Application and each other Loan Document, the grant of the Liens pursuant to the

Security Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any Subsidiary and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

         4.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or against any of its or their respective properties or revenues (a) with respect to this Agreement, the Notes, any Application or any other Loan Document or any of the transactions contemplated hereby or thereby or (b) which could have a Material Adverse Effect, except with respect to matters described on SCHEDULE 4.6.

         4.7 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to any of its Contractual Obligations or Capital Stock in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         4.8 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to all its other property except for any defect in title thereto or leasehold interest therein which could not in the aggregate have a Material Adverse Effect, and none of the property owned or leased by the Borrower or any Subsidiary is subject to any Lien except as permitted by subsection 7.3 or which could not in the aggregate have a Material Adverse Effect.

         4.9 INTELLECTUAL PROPERTY. The Borrower and each Subsidiary owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim which could or might have a Material Adverse Effect. To the best of the Borrower's knowledge, the use of such Intellectual Property by the Borrower and each Subsidiary does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not have a Material Adverse Effect.

         4.10 NO BURDENSOME RESTRICTIONS. The Borrower nor any Subsidiary is a party to any Contractual Obligation or Requirement of Law, compliance with the terms of which could have a Material Adverse Effect.

         4.11 TAXES. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed (the "Tax Returns") and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be) where the failure to so file such Tax Returns or to pay such taxes could or might have a Material Adverse Effect; no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge. SCHEDULE 4.11 sets forth a complete and correct list of all audits concerning any Tax Return that are being conducted by any Governmental Authority or are otherwise in progress on the Closing Date.

         4.12 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Bank or the Agent, the Borrower will furnish to the Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

         4.13 ERISA. Neither the Borrower nor any Commonly Controlled Entity participates currently or has during the five-year period prior to the date on which this representation is made participated in or is required currently or has during the five-year period ending on the date on which this representation is made been required to contribute to or otherwise participate in any plan, program or arrangement subject to Title IV of ERISA. Except as set forth in
SCHEDULE 4.13, each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by the Borrower or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity participates currently or has during the five-year period prior to the date on which this representation is made participated in or is required currently or has during the five-year period ending on the date on which this representation is made been required to contribute to or otherwise participate in any Multiemployer Plan. Neither the Borrower nor any Commonly Controlled Entity participates currently or has during the five-year period prior to the date on which this representation is made participated in or is required currently or has during the five-year period ending on the date on which this representation is made been required to contribute to or otherwise participate in any welfare benefit plans (as defined in Section 3(1) of ERISA) that provide post-retirement benefits to their current or former employees.

         4.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. Neither the Borrower nor any Subsidiary is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). Neither the Borrower nor any Subsidiary is subject to regulation under the 1940 Act or any Federal or State statute or regulation which limits its ability to incur Indebtedness.

         4.15 SUBSIDIARIES. All the Subsidiaries of the Borrower are listed on
SCHEDULE 4.15. Neither Labor World, Inc. nor Labor World USA, Inc., which are not Subsidiaries but are corporations whose shares are owned by certain shareholders of the Borrower, has assets exceeding $10,000 or has or will have any business activity of any kind.

         4.16 PURPOSE OF LOANS. The Borrower shall use the Loans in the following manner: (i) the Borrower shall use the Working Capital Line for the working capital needs and for the general corporate purposes of itself and its Subsidiaries (other than CSF), including for the Initial Permitted Acquisitions;
(ii) the Borrower shall use the Acquisition Line to make Subsequent Permitted Acquisitions; (iii) the Borrower shall use the CSF Line to make advances to CSF to fund the working capital needs of Labor World franchisees and (iv) the Borrower shall use the proceeds of Swingline Loans for the working capital needs of the Borrower and its Subsidiaries (other than CSF).

         4.17 ENVIRONMENTAL MATTERS. To the best knowledge of any Responsible Officer of the Borrower, each of the representations and warranties set forth in paragraphs (a) through (e) of this subsection is true and correct with respect to each parcel of real property heretofore or now owned or operated by the Borrower or any Subsidiary (the "Properties"), except as set forth on SCHEDULE
4.17 and except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct could not have a Material Adverse
Effect:

         (a) The Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials.

         (b) The Properties and all operations and facilities at the Properties are in compliance with all Environmental Laws, and there is no Hazardous Materials contamination or violation of any Environmental Law which could interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof.

         (c) Neither the Borrower nor any of its Subsidiaries has received any complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance with regard to the Properties, nor is the Borrower aware that any Governmental Authority is contemplating delivering to the Borrower or any of its Subsidiaries any such notice.

         (d) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Properties, nor have any Hazardous Materials been transferred from the Properties to any other location.

         (e) There are no governmental, administrative or judicial proceedings pending or contemplated under any Environmental Laws to which the Borrower or any of its Subsidiaries is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

         4.18     SECURITY DOCUMENTS.

         (a) The provisions of the OI Pledge Agreement are effective to create in favor of the Agent for the ratable benefit of the Banks a legal, valid and enforceable security interest in all right, title and interest of the pledgor in the Collateral as described therein. The OI Pledge Agreement constitutes a fully perfected first lien on, and security interest in, all right, title and interest of the pledgor in the Collateral described therein.

         (b) The provisions of the OI Security Agreement are effective to create in favor of the Agent for the ratable benefit of the Banks a legal, valid and enforceable security interest in all right, title and interest of the Borrower in the Collateral as described therein. Except where failure to file would not have a material effect on Agent's ability to realize effectively on the Collateral, as a whole, OI Security Agreement constitutes a fully perfected first lien on, and security interest in, all right, title and interest of the Borrower in the Collateral described therein, and no Uniform Commercial Code financing statements have been filed by any other Person with respect to such Collateral other than as may be filed in connection with this Agreement and except as described on SCHEDULE 4.18 hereto.

         (c) The provisions of the Subsidiary Security Agreement are effective to create in favor of the Agent for the ratable benefit of the Banks a legal, valid and enforceable security interest in all right, title and interest of such Subsidiary in the Collateral as described therein. Except where failure to file would not have a material effect on the Agent's ability to effectively realize on the Collateral, as a whole, the Subsidiary Security Agreement constitutes a fully perfected first lien on, and security interest in, all right, title and interest of such Subsidiary in the Collateral described therein, and no Uniform Commercial Code financing statements have been filed by any other Person with respect to such Collateral other than as may be filed in connection with this Agreement and except as described on SCHEDULE 4.18 hereto.

         (d) The provisions of the Trademark Security Agreement are effective to create in favor of the Agent for the ratable benefit of the Banks a legal, valid and enforceable security interest in all right, title and interest of the Borrower and its Subsidiaries in the Collateral as described therein. Except where failure to file would not have a material effect on the Agent's ability to effectively realize on the Collateral, as a whole, the Trademark Security Agreement constitutes a fully perfected first lien on, and security interest in, all right, title and interest of such Subsidiary in the Collateral described therein, and no Uniform Commercial Code financing statements or filings with the United States Patent and Trademark Office have been filed by any other Person with respect to such

Collateral other than as may be filed in connection with this Agreement and except as described on SCHEDULE 4.18 hereto.

         4.19 DESIGNATED SENIOR DEBT. The extensions of credit under this Agreement, the Notes and each Application will be, and are hereby designated as, Designated Senior Debt under and as defined in the Securities Purchase Agreement.

         4.20 SOLVENCY. The Borrower and each Subsidiary is, and after giving effect to the incurrence of all Indebtedness, including Subordinated Indebtedness, and obligations being incurred in connection herewith will be and will continue to be, Solvent.

         4.21 CERTAIN STOCKHOLDERS. None of Lawrence H. Schubert, Alan E. Schubert or Louis A. Morelli is a beneficial owner, directly or indirectly, including without limitation through a family member or trust, of any Voting Stock of the Borrower or its Subsidiaries except such Voting Stock as is subject to the provisions of the Voting Trust Agreement. As of the Closing Date, none of said individuals or any of his family members has any direct or indirect affiliation with or business relationship with the Borrower or its Subsidiaries except as is described in detail on SCHEDULE 4.21.

                         SECTION 5. CONDITIONS PRECEDENT

         5.1 AMENDMENT EFFECTIVE DATE. The effectiveness of the amendment and restatement of the Existing Credit Agreement provided for hereby is subject to the receipt by the Agent of the following documents, each of which shall be satisfactory to the Agent and each Bank in form and substance:

         (a) REVOLVING CREDIT NOTES. The Revolving Credit Notes, duly completed and executed in exchange (in the case of the Existing Bank) for the promissory note issued under the Existing Credit Agreement.

         (b) SWINGLINE NOTE. The Swingline Note, duly completed and executed.

         (c) SATISFACTION OF EXISTING LOANS. Evidence that the Existing Bank has been paid all principal of and interest on the Existing Loans and all commitment fees, and all other amounts owing, under the Existing Credit Agreement accrued to the Amendment Effective Date.

         (d) PLEDGE AGREEMENT. The Agent shall have received a pledge agreement, in form and substance satisfactory to the Agent and each Bank, relating to the deposit account of the Borrower maintained with the Agent.

         (e) LEGAL OPINION. The Agent and each Bank shall have received the executed legal opinion of Holland & Knight, counsel to the Borrower and its Subsidiaries, covering such matters incident to the transactions contemplated by this Agreement as the Agent may reasonably request.

         (f) OTHER DOCUMENTS. Such other documents as the Agent or any Bank or special counsel to the Agent may reasonably request.

         5.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Bank to make any extension of credit requested to be made by it on any date is subject to the satisfaction on such borrowing date of the following conditions precedent:

         (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower and each Subsidiary in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date; PROVIDED that, with respect to extensions of credit made after the Closing Date, Guarantee Obligations incurred after the Closing Date and in accordance with the terms of this Agreement shall not be deemed a breach of the representation and warranty set forth in subsection 4.1(b) to the extent that such Guarantee Obligations are not described in the financial statements described in subsection 4.1(a).

         (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

         (c) ADDITIONAL DOCUMENTS. The Agent shall have received each additional document, instrument, legal opinion or item of information reasonably requested by it, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower or any Subsidiary may be a party.

         (d) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by and Letter of Credit issued on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan or Letter of Credit that the conditions contained in this subsection 5.2 have been satisfied.

         5.3 CONDITIONS TO EACH EXTENSION OF CREDIT FOR AN INITIAL PERMITTED ACQUISITION. The agreement of each Bank to make any extension of credit to enable the Borrower to make an Initial Permitted Acquisition is subject to receipt by the Agent, and satisfaction by the Agent and the Banks with the contents, of (i) the financial statements of the Person whose assets are being acquired covering the most recent three (3) fiscal years of said Person and the unaudited financial statements for such Person covering the most recent available interim period and (ii) a certificate of a Responsible Officer of the Borrower certifying as to the identity of the shareholders or owners of the selling Person and certifying that none of Lawrence H. Schubert, Alan E. Schubert or Louis A. Morelli is or has been a beneficial owner, directly or indirectly, including without limitation through a family member or trust, of the selling Person.

                        SECTION 6. AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Bank or the Agent hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

         6.1      FINANCIAL STATEMENTS.  Furnish to each Bank:

         (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, and, with respect to the consolidated financial statements, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing not unacceptable to the Required Banks;

         (b) as soon as available, but in any event not later than forty-five
(45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter, (i) the related unaudited consolidated and consolidating statements of income and retained earnings of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, and the related unaudited consolidated and consolidating statements of cash flows of the Borrower and its consolidated Subsidiaries for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated and consolidating financial statements of the Borrower and its consolidated Subsidiaries(subject to normal year-end audit adjustments) and (ii) a statement setting forth the aggregate amount of Capital Expenditures made by the Borrower and its consolidated Subsidiaries during such fiscal period (which aggregate amount shall separately specify the total amount of Capital Expenditures consisting of cash and the total amount of Capital Expenditures consisting of Capital Leases and other non-cash financings), in each case, certified by a Responsible Officer as being fairly stated in all material respects when, in the case of the financial statements delivered pursuant to clause (i) above, considered in relation to the consolidated and consolidating financial statements of the Borrower and its consolidated Subsidiaries(subject to normal year-end audit adjustments);
and

         (c) as soon as available, but in any event not later than thirty (30) days after the last day of each month of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal period and the related unaudited consolidated and consolidating statements of income and retained earnings of the Borrower and its consolidated Subsidiaries for such fiscal period and the portion of the fiscal year of the Borrower through the end of such fiscal period, setting forth in each case in comparative form the figures for the previous year;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         6.2      CERTIFICATES; OTHER INFORMATION.  Furnish to each Bank:

         (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

         (b) concurrently with the delivery of each of the financial statements referred to in subsections 6.1(a) and 6.1(b), a certificate of a Responsible Officer (which certificate shall set forth, in detail, all interim and preparatory figures and calculations used in determining the Borrower's satisfaction of its covenants and agreements contained in subsection 7.1) stating that, to the best of such Officer's knowledge, each of the Borrower and its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

         (c) if delivered, as soon thereafter as practicable but in no event later than fifteen (15) days after receipt, a copy of the letter, if any, addressed to the Borrower, of the certified public accountants who prepared the financial statements referred to in subsection 6.1(a) for such fiscal year and otherwise referred to as a "management letter";

         (d) as soon as available, but in any event within thirty (30) days after the end of each fiscal year of the Borrower a copy of (i) the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding three (3) fiscal years and (ii) the projected consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the last day of each of such three (3) succeeding fiscal years. Such projections and projected balance sheet to be accompanied by a certificate of a Responsible Officer to the effect that such projections and projected balance sheet have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

         (e) within five (5) days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, including Triumph, and within five (5) days after the same are filed, copies of all applications, financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

         (f) promptly following the release by the Borrower or any of its Subsidiaries to the press of any material statement or other written communication, a copy thereof; and

         (g) promptly, such additional financial and other information as any Bank may from time to time reasonably request.

         6.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, including without limitation all payroll and other tax obligations, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be or except where the failure to pay, discharge or otherwise satisfy could not have a Material Adverse Effect.

         6.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 7.5 and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

         6.5      MAINTENANCE OF PROPERTY; INSURANCE.

         (a) Keep all property useful and necessary in its business in good working order and condition except where the failure to do so could not have a Material Adverse Effect; and

          (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business and furnish to each Bank upon written request, full information as to the insurance carried.

         6.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Bank, upon reasonable notice to the Borrower, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

         6.7      NOTICES.  Promptly give notice to the Agent and each Bank of:

         (a)      the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries, or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority; which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

         (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought which individually or in the aggregate could or might have a Material Adverse Effect; PROVIDED that the Borrower shall not be required to give notice of any such litigation or proceeding if the Borrower has reasonably determined, after consultation with counsel, that the possibility is remote that such litigation or proceeding will result in a judgment of $250,000 or more or in injunctive or similar relief against the Borrower or its Subsidiaries;

         (d) the following events, as soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

         (e) as soon as the Borrower knows or has reason to know that it or any Subsidiary has become liable for remediation and/or environmental compliance expenses and/or fines, penalties or other charges which, in the aggregate, are in excess of $250,000 at any one time outstanding (net of all reimbursements in respect of such amounts from any state trust funds which have been or are reasonably expected to be made to the Borrower or its Subsidiaries and have been recognized as a receivable or may properly be set off as a credit against such liabilities in accordance with GAAP); and

         (f) a material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         6.8      ENVIRONMENTAL LAWS.

         (a) Comply with, and insure compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so could not have a Material Adverse Effect;

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not have a Material Adverse Effect;

         (c) Defend, indemnify and hold harmless the Agent and the Banks, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws by the Borrower or any of its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorneys' and consultants' fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

         (d) Prepare and deliver to the Agent and to each other Bank, at least as frequently as once each fiscal quarter after any accrual (as described below) exists, a report setting forth a summary, as of the end of such fiscal quarter, of (i) the gross amount of all sums accrued in respect of any remediation required by applicable Environmental Laws, (ii) all reimbursements in respect of such amounts from any state trust funds which have been or are reasonably expected to be made to the Borrower or its Subsidiaries and have been recognized as a receivable or may properly be set off as a credit against the cost of such remediation under GAAP and (iii) the net amount of all sums accrued in respect of such remediation costs.

         6.9 USE OF PROCEEDS. Use the proceeds of the Loans only for the purposes described in Section 4.16.

         6.10 FURTHER ASSURANCES. Execute and deliver such additional financing statements, continuations of financing statements and other documents as Agent shall reasonably request to perfect and maintain perfected the Agent's security interest in the Collateral.


                          SECTION 7. NEGATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Bank or the Agent hereunder, the Borrower shall not, and (except with respect to subsection 7.1) shall not permit any of its Subsidiaries to, directly or indirectly:

         7.1      FINANCIAL CONDITION COVENANTS.

         (a) MAXIMUM CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED EBITDA. Permit as of the end of any FQED of the Borrower, during each of the periods set forth below, the Consolidated Indebtedness to Consolidated EBITDA Ratio to be greater than the amount set forth below opposite such period:


----------------------------------------------------------------------------
                                   CONSOLIDATED INDEBTEDNESS TO
      PERIOD                       CONSOLIDATED EBITDA  RATIO
----------------------------------------------------------------------------
During 1997                        4.75 to 1.00, except as of June 30, 1997
                                   and September 30, 1997, 5.00 to 1.00
----------------------------------------------------------------------------
During 1998                        4.00 to 1.00
----------------------------------------------------------------------------
During 1999 and after              3.50 to 1.00
----------------------------------------------------------------------------

         (b) MAXIMUM SENIOR CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED EBITDA. Permit as of the end of any FQED of the Borrower, during each of the periods set forth below, the Senior Consolidated Indebtedness to Consolidated EBITDA Ratio to be greater than the amount set forth below opposite such period:

----------------------------------------------------------------------------
                                      CONSOLIDATED SENIOR INDEBTEDNESS TO
        PERIOD                        CONSOLIDATED EBITDA  RATIO
----------------------------------------------------------------------------
During 1997                           3.50 to 1.00
----------------------------------------------------------------------------
During 1998                           2.50 to 1.00
----------------------------------------------------------------------------
During 1999 and after                 2.25 to 1.00
----------------------------------------------------------------------------

         (c) MINIMUM CONSOLIDATED EBIT TO CONSOLIDATED INTEREST EXPENSE RATIO. Permit as of the end of any FQED of the Borrower, the Consolidated EBIT to Consolidated Interest Expense Ratio to be less than 2.00 to 1.00.

         (d) MINIMUM OPERATING CASH FLOW RATIO. Permit as of the end of any FQED of the Borrower, the Operating Cash Flow Ratio to be less than 1.35 to 1.00 as of the fiscal quarters ended September 30, 1997 and March 31, 1998 and 1.50 to
1.00 as of the end of all other fiscal quarters.

         (e) MINIMUM CURRENT RATIO. Permit as of the end of any FQED of the Borrower, the Current Ratio to be less than 1.50 to 1.00.

NOTE: For testing the above financial covenants as of the end of each of the first three fiscal quarters after the Closing Date, the results of OutSource International, Inc. and its Affiliates for the second, third and fourth quarters of 1996 shall be included as necessary to produce a rolling four quarter test period.

         7.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness in respect of the Loans, the Notes and the Letters of Credit and other obligations of the Borrower and its Subsidiaries under the Loan Documents;

         (b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

         (c) Indebtedness outstanding on the Closing Date and listed on Schedule
7.2 and any refinancings, refundings, renewals or extensions thereof (without any increase in principal amount thereof);

         (d) Subordinated Indebtedness of the Borrower and its Subsidiaries;

         (e) Indebtedness secured by Liens permitted by Section 7.3(h) and under Capital Leases incurred in an aggregate principal amount not exceeding (i) $4,000,000 in each of 1997 and 1998,

$4,750,000 in 1999 and $5,500,000 in each year thereafter or (ii) $20,000,000 during the term of this Agreement; and

         (f) Other unsecured (except as described in Section 7.3(h)) Indebtedness of the Borrower and its Subsidiaries not exceeding $250,000 in the aggregate outstanding at any time.

         7.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

         (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings;

         (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance arrangements;

         (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary; and

         (f) Liens in existence on the Closing Date listed on SCHEDULE 7.2, securing Indebtedness permitted by subsection 7.2(c); PROVIDED that no such Lien is expanded to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

         (g)      Liens created under the Security Documents;

         (h) Liens securing Indebtedness of the Borrower or any Subsidiary permitted by subsection 7.2(e); PROVIDED that (i) such Liens shall be created promptly upon the acquisition, improvement or completion of the construction of such fixed or capital asset (and in any event no later than the earlier of (A) twelve (12) months from the date of which the construction of such fixed or capital asset is completed, and (B) twenty-four (24) months from the date on which the real estate on which such fixed or capital asset is located, was purchased by the Borrower,
(ii) such Liens do not at any time encumber any property other than the property financed by the such Indebtedness, (iii) the amount of Indebtedness secured by thereby is not increased, and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the purchase price of such property;

         (i) a first mortgage Lien on the headquarters of the Borrower at 1144 East Newport Center Drive, Deerfield Beach, Florida securing Indebtedness of the Borrower incurred to purchase such headquarters pursuant to the exercise of its option under the lease of such headquarters, and

         (j) any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased.

         7.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except:

         (a)      the Subsidiary Guarantee;

         (b) Guarantee Obligations not exceeding $2,000,000 in the aggregate with respect to the mortgage of the Borrower's old headquarters at 8000 North Federal Highway, Boca Raton, Florida; and

         (c) Guarantee Obligations arising as a result of guarantees by the Borrower of any Indebtedness of a consolidated Subsidiary that would appear as a liability on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries.

         7.5 LIMITATIONS ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

         (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly-owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation and shall be a member of the Borrower's consolidated group for financial reporting and tax purposes); and

         (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly-owned Subsidiary of the Borrower.

         7.6 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except as permitted by subsection 7.5.

         7.7 LIMITATION ON RESTRICTED PAYMENTS. (i) Declare or pay any dividend or make any distribution in respect of the Borrower's or any Subsidiary's Capital Stock (except (A) dividends or distributions payable solely in the Borrower's or a Subsidiary's Capital Stock, (B) options, warrants or other rights to purchase the Capital Stock of the Borrower or a Subsidiary, (C) stock dividends or distributions payable from a Subsidiary to the Borrower so long as any such stock dividend is pledged by the Borrower pursuant to the Pledge Agreement to which the Borrower is a party, and (D) non-stock dividends or distributions payable solely to the Borrower which has executed and delivered to the Agent a Subsidiary Guarantee), or (ii) purchase, redeem or otherwise acquire or retire for value, or set apart assets for a sinking or other analogous fund for the benefit of, any Capital Stock of the Borrower or any Subsidiary, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, a "Restricted Payment") except that as long as no Default exists or would result therefrom, the Borrower may (A) declare and pay dividends on its Capital Stock (x) after February 21, 1999 if the Consolidated Indebtedness to Consolidated EBITDA Ratio at the time of declaration and payment is less than 3.50 to 1.00 or (y) after the Borrower has received aggregate net proceeds of not less that $45,000,000 as a result of its issuance of its Capital Stock in one or more public offerings and (B) repurchase warrants issued pursuant to the Securities Purchase Agreement in accordance with the terms thereof but only if such repurchase is paid for with Put Notes (as defined in said Agreement) which notes are subordinated pursuant to the Securities Purchase Agreement.

         7.8 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in (each, an "Investment"), any Person, except:

         (a)      extensions of trade credit in the ordinary course of business;

         (b)      Investments in Cash Equivalents;

         (c) loans and advances to employees of the Borrower or its Subsidiaries in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $250,000 in the aggregate or $100,000 for any one employee, at any one time outstanding (including the principal amount of the loans listed on SCHEDULE 7.8);

         (d) Investments by the Borrower in its Subsidiaries and investments by a Subsidiary in the Borrower and in other Subsidiaries; PROVIDED that any Subsidiary making an investment or receiving the proceeds thereof is a member of the Borrower consolidated group for financial reporting and tax purposes;

         (e) Investments of amounts held in depositary accounts (other than accounts assigned to the Agent) in financial institutions geographically proximate to the location of the Borrower's or a Subsidiary's operations; PROVIDED, that such amounts do not exceed $20,000 at any single institution or $150,000 in the aggregate;

         (f) Loans by CSF to Labor World franchisees; PROVIDED that with respect to all such loans after the Closing Date such franchisees shall have issued a negotiable promissory note to CSF evidencing each loan which note has been endorsed and delivered to the Agent for the ratable benefit of the Banks;

         (g) Investments by the Borrower or any Subsidiary in any Person not a Subsidiary on the Closing Date; PROVIDED that (i) any such Investment (whether made in one transaction or a series of transactions) does not exceed $10,000,000 (inclusive of commissions, fees and other transaction costs, but not including any portion of the Investments with respect to which the consideration is the Capital Stock of the Borrower), (ii) all such Investments made after the Closing Date do not exceed $10,000,000 in the aggregate (inclusive of commissions, fees and other transaction costs, but not including any portion of the Investments with respect to which the consideration is the Capital Stock of the Borrower),
(iii) any such acquired Person that is a Subsequently Acquired Subsidiary executes and delivers to the Agent, with a counterpart for each Bank, a supplement to the Subsidiary Guarantee, satisfactory in form and substance to the Agent, whereby such Subsequently Acquired Subsidiary guarantees the Obligations (as defined in the Subsidiary Guarantee subject to the Maximum Guaranteed Amount, as defined therein, with respect to such Subsequently Acquired Subsidiary) and agrees to be bound by the terms and conditions of the Subsidiary Guarantee, (iv) the Capital Stock of any such acquired Person is pledged and delivered by the holder thereof pursuant to a supplement to the OI Pledge Agreement to which such holder is a party, duly authorized, executed and delivered by such holder and otherwise in form and substance satisfactory to the Agent, (v) any such acquired Person executes a Subsidiary Security Agreement, in form and substance satisfactory to the Agent, (vi) in connection with the matters contemplated by the foregoing clauses (iii), (iv) and (v) the Person executing such supplement contemporaneously therewith causes to be delivered an opinion of counsel to such Person so executing such supplement and such pledgor, addressed to the Agent and the Banks and covering such matters as the Agent may request and (vii) the prior written consent of the Banks has been obtained. Notwithstanding the foregoing, the Borrower or any Subsidiary shall not make any Investment in any Person which exceeds one percent (1%) of the voting power represented by the Capital Stock then outstanding of such Person if the Board of Directors or other governing body of such Person has disapproved or recommended against any such Investment or refused to negotiate or terminated negotiations with the Borrower or such Subsidiary or which is not a Permitted Acquisition.

         7.9 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS. (a) Make any optional payment or prepayment on or redemption of any Indebtedness other than Indebtedness under this Agreement, including without limitation the Senior Subordinated Notes and other Subordinated Indebtedness (it being understood that regularly scheduled payments of certain Indebtedness set forth on SCHEDULE 7.2 may be made so long as no Default or Event of Default exists); (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of the Senior Subordinated Notes, the Securities Purchase Agreement, the Subordinated Agreements or the other Subordinated Indebtedness, including, without limitation, any amendment to the subordination provisions thereof; (c) amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms relating to the payment or prepayment of principal of or interest on any Indebtedness (other than Indebtedness pursuant to this Agreement or the Senior Subordinated Notes), other than, with respect to the Indebtedness described in the foregoing clauses
(b) and (c), any such amendment, modification or change the primary effect of which would extend the maturity or reduce the amount of any payment of principal thereof or the primary effect of which would reduce the rate or extend the date for payment of interest thereon; or (d) designate any Indebtedness (other than Indebtedness hereunder) as "Designated Senior Debt" for purposes of the Securities Purchase Agreement.

         7.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is not otherwise prohibited under this Agreement, is in the ordinary course of the Borrower's or such Subsidiary's business (including in connection with the Borrower's on-going franchise program) and is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         7.11 SALE AND LEASEBACK. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary (a "Sale/Leaseback Transaction") unless the proceeds received therefrom are applied to reduce the Commitment.

         7.12 CORPORATE DOCUMENTS; NAME/LOCATION OF ASSETS. (a) Amend its Certificate of Incorporation (except to increase the number of authorized shares of common stock) or (b) do any of the following, unless, in each case, it shall provide the Agent with at least thirty (30) days prior written notice of such action: (i) change its corporate name; (ii) change the location of its equipment; (iii) change the location of the office where it maintains its records pertaining to its accounts; (iv) change the location of its existing places of business or open any new places of business; or (v) change the location of its chief executive office; PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding no notice need be provided pursuant to this subsection so long as either (i) the Borrower or a Subsidiary, as the case may be, executes and delivers to the

Agent a Uniform Commercial Code financing statement appropriate for filing to perfect the Agent's security interest in the Collateral in its new location, or
(ii) the Agent has previously filed a Uniform Commercial Code financing statement which perfects the Agent's security interest in the Collateral in its new location. As used herein, "equipment" and "accounts" have the respective meanings ascribed to them in Title 42a of the Connecticut General Statutes.

         7.13 FISCAL YEAR. Permit the fiscal year of the Borrower to end on a day other than on December 31 of each calendar year.

         7.14 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into any agreement, other than (i) as permitted by this Agreement and (ii) any purchase money or other mortgages, the Securities Purchase Agreement or Capital Leases (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), with any Person other than the Banks pursuant hereto which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

         7.15 NO LIMIT ON UPSTREAM PAYMENTS BY SUBSIDIARIES. Permit any of its Subsidiaries to enter into or agree, or otherwise become subject, to any agreement, contract or other arrangements with any Person pursuant to the terms of which (a) such Subsidiary is or would be prohibited from declaring or paying any cash dividends, or distributions or making any other payment to the Borrower, or (b) such dividends, distributions or other payments are, or would be limited or restricted on an annual or cumulative basis or otherwise. The Borrower shall cause its Subsidiaries, to the extent permitted by applicable law, to make such distributions of funds, including dividends, as may be necessary to meet in a timely manner all of the Borrower's obligations under this Agreement.

         7.16 AASI AND VOTING TRUST AGREEMENT. Terminate, modify, amend, supplement, or deviate from the terms of, or agree to terminate, modify, amend, or deviate from the terms of , the AASI or the Voting Trust Agreement.

                          SECTION 8. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

         (a) The Borrower shall fail to pay any principal of any Note or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Note or any Reimbursement Obligation, or any other amount payable hereunder, within five (5) days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

         (b) Any representation or warranty made or deemed made by the Borrower or any Subsidiary in any Loan Document to which the Borrower or such Subsidiary is a party or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (c) The Borrower shall default in the observance or performance of any agreement contained in subsections 6.3, 6.4, 6.5, 6.6, 6.7, or 6.9 or Section 7 of this Agreement or in the Market Clearing Letter; or

         (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this subsection), and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) a Responsible Officer of the Borrower becomes aware of such default or (ii) notice of such default to the Borrower by Agent or any Bank; or

         (e) Any Subsidiary shall default in the observance or performance of any agreement contained in any Loan Document to which it is a party, and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) a Responsible Officer of any such Subsidiary becomes aware of such default or (ii) notice of such default to such Subsidiary by Agent or any Bank; or

         (f) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Notes) which has an aggregate principal amount in excess of 100,000, individually or in the aggregate, or in the payment of any Guarantee Obligation under which the maximum liability of the Borrower or such Subsidiary exceeds $500,000, individually or in the aggregate, beyond the period of grace (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

         (g) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief' of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),(ii), or (iii) above, or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether waived or not, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole; or

         (i) One or more judgments or decrees shall be entered against the Borrower any of its Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $250,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

         (j) If at any time the Borrower or all or any of its Subsidiaries shall become liable for remediation and/or environmental compliance expenses and/or fines, penalties or other charges which, in the aggregate, are in excess of $250,000 at any one time outstanding (net of all reimbursements in respect of such amounts from any state trust funds which have been or are reasonably expected to be made to the Borrower or its Subsidiaries and have been recognized as a receivable or may properly be set off as a credit against such liabilities under GAAP); or

         (k)      A Change of Control shall have occurred; or

         (l) The Subsidiary Guarantee or any other Guarantee Obligation in respect of the Borrower's Indebtedness hereunder shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Person having a Guarantee Obligation in respect of the Borrower's Indebtedness hereunder, including without limitation each Subsidiary (or any Person acting on behalf of any such Person) shall deny or disaffirm such Guarantee Obligation; or

         (m) Lawrence H. Schubert, Alan E. Schubert or Louis A. Morelli becomes the beneficial owner, directly or indirectly, including through a family member or trust, of any Voting Stock of the Borrower or its Subsidiaries except for the limited purpose of making transfers in accordance with the terms of the AASI.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, regardless of whether the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, regardless of whether the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

         With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account to be opened by the Agent (the "Cash Collateral Account") an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Agent, for the benefit of the Issuing Bank and the L/C Participants, a security interest in the Cash Collateral Account and all amounts from time to time on deposit therein to secure all obligations of the Borrower in respect of such Letters of Credit under this Agreement and the other Loan Documents. The Borrower shall execute and deliver to the Agent, for the account of the Issuing Bank and the L/C Participants, such further documents and instruments as the Agent may request to evidence the creation and perfection of such security interest in the Cash Collateral Account. Amounts held in the Cash Collateral Account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in the Cash Collateral Account shall be returned to the Borrower.

         Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                              SECTION 9. THE AGENT

         9.1 APPOINTMENT. Each Bank hereby irrevocably designates and appoints Bank of Boston Connecticut as the Agent of such Bank under this Agreement and the other Loan Documents, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.

         9.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         9.3 EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

         9.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

         9.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

         9.6 NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and credit worthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this

Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself, and keep itself informed, as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         9.7 INDEMNIFICATION. The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their original Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

         9.8 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any
Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

         9.9 SUCCESSOR AGENT. The Agent may resign as Agent upon ten (10) days' notice to the Banks. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Banks shall appoint a Successor Agent, whereupon such Successor Agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such Successor Agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                            SECTION 10. MISCELLANEOUS

         10.1 AMENDMENTS AND WAIVERS. Neither this Agreement, any Note, any other Loan Document nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Agent and the Required Banks, the Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or the other Loan Documents or changing in any manner the rights of the Banks or of the Borrower hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount or extend the maturity of any Note or any installment thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to any Bank hereunder, or change the amount of any Bank's Commitment, in each case without the consent of the Bank affected thereby, or (b) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release any Guarantee or any of the Collateral, in each case without the written consent of the Agent and all the Banks, or (c) amend, modify or waive any provision of Section 9 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrower, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         10.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telegraph or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three
(3) days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when confirmed received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answer back received, addressed as follows in the case of the Borrower and the Agent, and as set forth in SCHEDULE A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Borrower:           OutSource International, Inc.
                                 1144 East Newport Center Drive
                                 Deerfield Beach, Florida 33442
                                 Attn:    Paul M. Burrell
                                 President and Chief Executive Officer
                                 Telephone: (954) 418-6428
                                 Telecopy: (954) 418-3365

         With a copy to:         Holland & Knight
                                 One East Broward Boulevard
                                 Suite 1300
                                 Fort Lauderdale, Florida 33301
                                 Attn:    Donn Beloff, Esq.
                                 Telephone: (954) 468-7823
                                 Telecopy:   (954) 468-7875

         The Agent:              Bank of Boston Connecticut
                                 100 Pearl Street
                                 Hartford, Connecticut 06103
                                 Attn: Scott S. Barnett
                                 Telephone: (860) 727-6557
                                 Telecopy: (860) 727-6575

         With a copy to:         Day, Berry & Howard
                                 CityPlace I
                                 Hartford, Connecticut 06103-3499
                                 Attn: Richard C. MacKenzie, Esq.
                                 Telephone: (860) 275-0100
                                 Telecopy:   (860) 275-0343


provided that any notice, request or demand to or upon the Agent or the Banks pursuant to subsections 2.1A, 2.4, 2.5, 2.9 or 2.13 shall not be effective until received.

         10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

         10.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees, on demand, (a) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Bank and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, fees and disbursements of counsel to the Agent and to the several Banks, (c) to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, (d) to pay, indemnify and hold each Bank harmless from any and all fees, costs and expenses incurred by any such Bank after the occurrence and throughout the continuance of an Event of Default in connection with any inspection or examination pursuant to subsection 6.6, and (e) to pay, indemnify, and hold each Bank and the Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents and any such other documents (all the foregoing, collectively, the "indemnified liabilities"); PROVIDED that the Borrower shall have no obligation hereunder to the Agent or any Bank with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any such Bank (or any of their respective directors, officers, employees or agents), (ii) legal proceedings commenced against the Agent or any such Bank by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against the Agent or any such Bank by any other Bank or by any Transferee. As long as no Default or Event of Default exists, the Agent agrees to give the Borrower periodic reports of the costs and expenses subject to payment or reimbursement under this subsection. The agreement in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

         10.6     SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING BANKS.

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Banks, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

         (b) Without the consent of the Borrower, any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities (other than any entity which, to the knowledge of such Bank, is a competitor of the Borrower or an Affiliate of such a competitor ("Participants")) participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note; PROVIDED that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Banks the proceeds thereof as provided in subsection 10.7. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.14, 2.15, 2.16 and 10.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; PROVIDED, THAT no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

         (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Bank or any affiliate thereof and, with the consent of the Agent and (so long as no Event of Default has occurred and is continuing) the Borrower if a Purchasing Bank (as hereinafter defined) is not then a Bank party to this Agreement (which shall not be unreasonably withheld), to one (1) or more additional banks or financial institutions ("Purchasing Banks") all or any part of its rights and obligations under this Agreement and the Notes in the minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof, pursuant to an Assignment and Acceptance executed by such Purchasing Bank, such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Borrower and the Agent) and delivered to the Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date of such Assignment and Acceptance, (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (y) the transferor Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of the appropriate Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Notes. On or prior to the effective date of such Assignment and Acceptance, the Borrower shall execute and deliver to the Agent in exchange for the Revolving Credit Note a new Revolving Credit Note to the order of such Purchasing Bank in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the transferor Bank has retained a Commitment hereunder, new Notes to the order of the transferor Bank in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date, and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Bank shall be returned by the Agent to the Borrower marked "canceled".

         (d) The Agent shall maintain at its address referred to in subsection
10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Bank and Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Borrower and the Agent) together with, if such Purchasing Bank is not then a Bank hereunder, payment by the transferor Bank and/or the Purchasing Bank of a registration and processing fee of $2,500, the Agent shall (i) promptly accept such Assignment and Acceptance, and (ii) on the effective date of such Assignment and Acceptance, record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Borrower.

         (f) The Borrower authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such

Bank's possession concerning the Borrower and its Affiliates which has been delivered to such Bank by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Borrower in connection with such Bank's credit evaluation of the Borrower and its affiliates prior to becoming a party to this Agreement; PROVIDED that prior to receiving such information, such Transferee shall agree to hold in confidence all confidential material or proprietary information obtained by such Transferee with respect to the Borrower's business operations that is plainly marked by the provider of such material or information as confidential or proprietary except
(a) to the extent that the production of such information is required pursuant to any statute, ordinance, regulation, rule or order or any subpoena or any governmental authority or by reason of any bank regulation in connection with any bank examination, (b) to the extent already publicly disclosed and (c) that any Bank shall not be prohibited from disclosing any such information to any of their agents, attorneys, accountants, consultants, participants, assignees, or prospective participants, who are aware of such Bank's covenant in this subsection and who have agreed with such Bank, for the benefit of the Borrower, to comply with such covenant. The Borrower acknowledges that Bank of Boston Connecticut intends to make assignments of its interests hereunder, and agrees to cooperate with the reasonable requests of Bank of Boston Connecticut for the purpose of providing relevant financial information to prospective Transferees, including making officers and employees of the Borrower available to discuss such financial information with prospective Transferees during normal business hours.

         (g) If, pursuant to this subsection, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Borrower) either (A) United States Internal Revenue Service Form 4224 or United States Internal Revenue Service Form 1001 or (B) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such Transferee claims entitlement to complete exemption from United States federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Bank, the Agent and the Borrower) to provide the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Borrower) a new Form 4224 or Form 1001 or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

         (h) Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

         10.7     ADJUSTMENTS; SET-OFF.

         (a) Subject to the provisions of subsection 2.13(b), if any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 8(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of Loans or Reimbursement Obligations owing to it, or interest thereon, then such benefitted Bank shall purchase for cash from the other Bank such portion of such other Bank's Loans or the Reimbursement Obligations owing to it, or shall provide such other Bank with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the other Banks; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Bank so purchasing a portion of another Bank's Loan or the Reimbursement Obligations owing to it may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

         (b) In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank to or for the credit or the account of the Borrower. Each Bank agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Bank; provided that the failure to give such notice shall not affect the validity of such set-off and application.

         10.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

         10.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.10 INTEGRATION. This Agreement represents the agreement of the Borrower, the Agent and the Banks with respect to the subject matter hereof, and, other than the fee letter and commitment letter, each dated February 5, 1997, between the Borrower and the Agent, there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         10.11 GOVERNING LAW. This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the laws of the State of Connecticut.

         10.12 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Connecticut, the courts of the United States of America for the District of Connecticut, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 10.2 or at such other address of which the Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         10.13    ACKNOWLEDGMENTS.  The Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

         (b) neither the Agent nor any Bank has any fiduciary relationship to the Borrower, and the relationship between Agent and Banks, on one hand, and the Borrower, on the other hand, is solely that of debtor and creditor;

         (c) no joint venture exists among the Banks or among the Borrower and the Banks; and

         (d) each reference in the other Loan Documents to the Credit Agreement shall mean the Existing Credit Agreement as amended and restated hereby, and as the same shall be further amended, modified, supplemented or restated from time to time, and each reference therein to "Bank" shall include the Swingline Bank and to "Loan" shall include the Swingline Loans.

         10.14 WAIVERS OF JURY TRIAL; COMMERCIAL TRANSACTIONS. (A) THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

         (B) THE BORROWER ACKNOWLEDGES THAT THE LOANS EVIDENCED HEREBY ARE COMMERCIAL TRANSACTIONS WITHIN THE MEANING OF CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                                            OUTSOURCE INTERNATIONAL, INC.



                                            By: /s/ PAUL M. BURRELL
                                                -------------------------------
                                                  Name: Paul M. Burrell
                                                  Title: President




                                            BANK OF BOSTON CONNECTICUT,
                                            As a Bank and as the Agent



                                            By: /s/ SCOTT S. BARNETT
                                                -------------------------------
                                                  Name: Scott S. Barnett
                                                  Title: Vice President

                                            COMERICA BANK



                                            By: /s/ DAVID KUZIEKMKO
                                                -------------------------------
                                                  Name: David Kuziekmo
                                                  Title: First Vice President

                                            LASALLE NATIONAL BANK



                                            By: /s/ JOHN J. MCGUIRE
                                                -------------------------------
                                                  Name: John J. McGuire
                                                  Title: Vice President

                                   SCHEDULE A

                             COMMITMENTS; ADDRESSES


                                                               COMMITMENT
BANK                                                            $ AMOUNT
-----------------------------------------------------------------------------
Bank of Boston Connecticut                                     $17,000,000
100 Pearl Street, 5th Floor
Hartford Corporate Banking
Hartford, Connecticut 06103

         Attention: Scott S. Barnett, Vice President
         Telecopy No.: 860-727-6575

Comerica Bank                                                  $14,000,000
100 NE Third Avenue
Ft. Lauderdale, Florida 33301

         Attention: Gina Zamarelli, Vice President
         Telecopy No.: 954-832-8341

LaSalle National Bank                                          $14,000,000
135 S. LaSalle, Suite 218
Chicago, Illinois 60603

         Attention: John J. McGuire, Vice President
         Telecopy No. 312-904-4660
                                                              ------------
                                     TOTALS:                   $45,000,000

OUTSOURCE INTERNATIONAL, INC.
CREDIT AGREEMENT
SCHEDULE 4.1 (b)
LONG TERM COMMITMENTS

Guarantees - See Schedule 7.2

Long term leases - See Schedule 7.2. In addition, the Company has entered into approximately 55 operating leases for Labor World dispatch centers at various locations throughout the United States - these leases are generally 2 to 3 years in length, but in no case have longer than a five year term.

The warrants issued to Triumph/Bachow, as well as the warrants placed in escrow, should they be eventually issued to Triumph/Bachow, all contain a contingent put obligation, whereby OutSource would be required to purchase the warrants for the "publicly traded" fair value of those warrants should OutSource not cause an Initial Public Offering to happen by February 2001. This put right expires February 2003. OutSource may satisfy the put obligation by the issuance of a 3 year subordinated obligation payable in equal quarterly installments with the first payment due 6 months from the issuance of the put note and payments due every six months thereafter - interest would be payable quarterly at the rate of 13% per annum.

The company has committed to employment terms in connection with past acquisitions as follows:

Claire Schmidt - CST - potential of $75,000 per year through 1997 and participation in the ISO plan, with no stated minimum employment term.

The company offers the following employee benefit plans which may include some future obligation:

Annual and Quarterly Incentive Bonus Plans 401 (k) plan and employee contribution match

The following acquisitions contain contingent "earnout" provisions which could allow additional payments based on achieving certain levels of gross margins, sales or net income:

All-Temps, Inc. - 2.1875% of gross margin of the Southern California Industrial Division operations through 1999, with a minimum annual amount payable of $40,000 and an aggregate three year (1997-1999) minimum of $150,000.

CST, Inc. - 3.5 times the excess of Boston Industrial net income (as defined) over $484,000 for the twelve month period ended May 31,1997 and 1.5 times the excess of net income (as defined) over $484,000 for the twelve month period ended May 31,1998, the sum of both items not to exceed $380,000.

Komco, Inc. - 1% of Phoenix sales until September, 1997.

Payments to Matthew Schubert and Louis J. Morelli for the purchase of the Hammond, Indiana Labor World office - See Schedule 4.21

Kenneth E. Southeard, Inc. - 1% of Chattanooga sales through September 1998, with minimum payment of $10,000 and maximum payment of $30,000.

OUTSOURCE INTERNATIONAL, INC.
CREDIT AGREEMENT
SCHEDULE 4.1 (c)
RECENT DISPOSITIONS


Certain acquisitions consummated in 1996 and 1997 as follows: PayRay/TriTemps, CST, Kenneth E. Southeard, Komco, Demark, and LaPorte Enterprises.

Capitalized 15 year lease for new headquarters in Deerfield Beach, FL

Lease/purchase of approximately $1.2 million in furniture and equipment related to above facility.

Lease/purchase of approximately $2 million in software (Masterpack, Davison, Unidata) and related hardware.

OutSource International, Inc.
Credit -Agreement
Schedule 4.2
Recent Distributions/No Change


{a) Writeoff in 1996 of approximately $1.8 million related to aborted IPO, investigation of certain matters by Schiff Hardin Waite, and settlement of lawsuit by Robert Feinstein.

(b)  Distributions of equity since December 31, 1995 made as follows:

     1) 87.5% of All-Temps earnout payments through October 1, 1996, in the amount of $168,372 was classified as a shareholder distribution in 1996.

     2) $377,687 of payments made for shareholder tax obligations was initially classified as a shareholder distribution but then reclassified as shareholder salary and advances in [December 1996.

     3) During the week prior to the closing of this transaction, the distribution of all equity in the subsidiaries of the Borrower was declared and related notes were given to the shareholders, which will be satisfied by payments to be made shortly after the closing of this transaction. This distribution is calculated on a tax basis, which may be greater than the book basis.

     4) Immediately prior to the closing of this transaction, the Borrower reacquired 517,584 shares of its common stock for a gross sales price of $7,617,160.

                                  EXHIBIT 4.6

                             OUTSOURCE INTERNATIONAL
                             LITIGATION 1990 TO 1997
                                     2.19.97

    YEAR                                                                                       CURRENT
   INITIATED         PLAINTIFF                 DESCRIPTION            RESOLUTION               STATUS

   1997              Gail Green                ADA & Wrongful             Open              In Progress;
                                               Discharge                                    Expect to be
                                                                                            dismissed.

   1997              Geoffrey Haycock          WI Fair Emp. Law           Open              In progress;
                                                                                            Expect to be
                                                                                            dismissed

   1996              Carl Nurick               EEOC - Title VII           Open              EEOC ruled "no
                                                                                            cause"; Plaintiff has
                                                                                            90 day right to sue.

   1996              Len Briskman              EEOC - Title VII           Settled           Settled

   1996              Robert Feinstein          Wrongful Discharge         Settled           Settled

   1995              Rosalba Lopez             EEOC - Title VII           Open              Plaintiff failed to show
                                                                                            for arbitration hearing;
                                                                                            should be dismissed.

   1995              Patricia Ruiz             EEOC - Title VII           Open              In Progress; we
                                                                                            expect it to be
                                                                                            dismissed.

   1995              Greta Richardson          EEOC - Title VII           Open              EEOC ruled "no
                                                                                            cause"; Plaintiff has
                                                                                            90 day right to sue.
   1993              None
   1992              None
   1991              None
   1990              None

                                LIABILITY CLAIMS

                                    ILLINOIS

                                                          ANTICIPATED CLAIM COST
CLAIMANT                               DOL                  CARRIER/LABOR WORLD
--------------------------------------------------------------------------------
MIQUEL TORRES                       4/14/92               $ 1,500.00/ $


Carrier: Credit General                    Coverage: Employer's Liability

THE EMPLOYEE RECEIVED SECOND DEGREE BURNS TO HIS RIGHT HAND AND FOREARM FROM A HOT GLUE MACHINE WHILE WORKING AT RHOPAC INC.

Status: We will maintain our lien of $82,611.00 should a settlement be reached. A trial date has not been set.

Action: Keep legal costs to a minimum while monitoring the third party claim.

JOHN CATALANO           8/4/92                   $ 5,000.00/ $

Carrier: National Union Fire             Coverage: General Liability

MR CATALANO, A REGULAR EMPLOYEE OF CHICAGO CARDBOARD WAS WORKING ON A PRESS WHEN HIS LEG WAS AMPUTATED.

Status: Depositions of Dynment, Chicago Cardboard, employees were taken, however, the employee's attorney no longer wishes to take the depositions of Labor World employees at this time.

Action: Our defense attorney will pursue a dismissal upon completion of discovery.

                                                  ANTICIPATED CLAIM COST
CLAIMANT                        DOL                  CARRIER/LABOR WORLD
-------------------------------------------------------------------------------
MAGDALENO MARTINEZ           6/14/91                % 5,000.00/ $


Carrier: Home Insurance Co.             Coverage: Genera1 Liability

THIS EMPLOYEE WAS WORKING AT OLMARC AND HAD HIS HAND INSIDE A MIXING MACHINE WHEN ANOTHER TEMPORARY EMPLOYEE TURNED THE MACHINE ON.

Status: The employee settled his third party suit with the machine manufacturer for $20,000.00. We have requested $6,000.00 of that to satisfy our workers compensation lien.

The trial of 9/6/96 resulted in the employee's Motion to file a Second Complaint against Olmarc and the Motion to file a Reconsideration on the Dismissals to be set for hearing on 1/15/97.

Action: Determine amount of lien recovery and obtain results of the hearing on 1/15/97.



                                                  ANTICIPATED CLAIM COST
CLAIMANT                       DOL                  CARRIER/LABOR WORLD
-------------------------------------------------------------------------------
GEORGIA BROWN                 2/21/91                $50,000.00/ $

Carrier: Home Insurance Co.                       Coverage: General Liability

AN EMPLOYEE OF A SUBCONTRACTOR WORKING ON THE PREMISES OF LEEDMARK (A LABOR WORLD CUSTOMER) ALLEGES AN UNKNOWN INDIVIDUAL DROPPED A METAL SHELF ON HER HAND, CAUSING AN AMPUTATION OF HER FINGER.

STATUS: The employee's deposition was obtained revealing that she was assigned a helper by Leedmark when she arrived to the job site. She trained this individual and the two worked together for approximately three hours before the incident took place. None can identify the individual who worked with Ms. Brown thus, we should be able to obtain a dismissal from this suit.

Action plan: Continue attempts to secure a dismissal from this claim.

                                     FLORIDA



                                                       ANTICIPATED CLAIM COST
CLAIMANT                             DOL                  CARRIER/LABOR WORLD
-------------------------------------------------------------------------------
RANDALL GREEN                      5/26/94                $ 2,500.00/ $

Carrier: Redland Insurance Co.        Coverage: General Liability

THIS PERSON HAS NAMED OUR CORPORATE COMPANY IN A SUIT FOR INJURIES HE SUSTAINED WHILE WORKING AT A JOB SITE IN POMPANO BEACH FLORIDA. HE ALLEGES THAT A TEMPORARY EMPLOYEE OF LABOR WORLD, AT THE SAME JOB SITE, CAUSE HIS INJURIES.

Status: The Labor World franchise that is believed to be the proper defendant in this claim has been added to the complaint.

The deposition of the franchise owner is to be scheduled and once obtained, verifying that his company is the one involved in this incident, the corporate Labor World will be dismissed.

ACTION PLAN: Obtain franchise owners deposition date and pursue dismissal.

                            MASTER LIABILITY POLICY

                                    FRANCHISE

                                   CINCINNATI

                                                       ANTICIPATED CLAIM COST
   CLAIMANT                     DOL                      CARRIER / LABOR WORLD
-------------------------------------------------------------------------------
   CARGHILL               8/16/93 & 1/23/94            $ 2,500.00/ $ 874.72

            Maryland Casualty
CARRIERS: Redland Insurance Co.           COVERAGES: General Liability

A CLIENT, CARGHILL, ALLEGES THAT BRANCH MANAGER, LARRY FAIRALL, LABOR WORLD OF CINCINNATI, OUTSOURCE, LABOR WORLD USA & EMPLOYERS UNLIMITED BREACHED THE SERVICING AGREEMENT BY FAILING TO PROVIDE LONGSHOREMANS COVERAGE FOR EMPLOYEE, DAVID FULLER.

STATUS: The defense counsel is collecting supporting evidence to pursue a dismissal for OutSource and Labor World USA who were wrongly named as defendants in this suit.

ACTION PLAN: Determine what additional information is needed for a dismissal to be granted.

OUTSOURCE INTERNATIONAL, INC.
CREDIT AGREEMENT
SCHEDULE 4.11
TAX RETURNS


There is currently an Internal Revenue Service audit in progress of OutSource International, Inc. (Illinois corporation). The audit, which commenced approximately November 1996, was initially for the 1994 tax year although the agent has indicated that certain aspects of other tax years may be examined. We have not received any notice of proposed adjustments as a result of this examination to date.

To the best of Company's knowledge the Company knows of nothing to indicate that this represents anything other than a routine audit.

Another Internal Revenue Service agent contacted the company in February 1997 to start an audit of Synadyne II, Inc. for 1994 and/or 1995. Although the agent wanted to start immediately, she was persuaded to wait until late April 1997 due to the major financing and other activity the company is currently engaged in.

To the best of Company's knowledge the Company knows of nothing to indicate that this represents anything other than a routine audit.

OUTSOURCE INTERNATIONAL, INC.
CREDIT AGREEMENT
SCHEDULE 4.13
ERISA MATTERS

Pursuant to the terms of the Labor World Profit Sharing and Retirement Plan and Trust ("LW Plan"), highly compensated employees are not eligible to participate in the LW Plan. However, as a result of administrative errors, some highly compensated employees have been permitted to make elective salary deferral contributions. The Company is reviewing all records and compiling information regarding this operational defect in order to make the appropriate correction. The Company intends to seek IRS approval regarding the proposed correction under the Voluntary Closing Agreement Program ("VCAP"). There will be a penalty, payable by the Company, associated with a correction under the VCAP.

                 SCHEDULE 4.15

                 SUBSIDIARIES

NAME                                     STATE OF INCORPORATION   TAX STATUS
----                                     ----------------------   ----------

OutSource International of America, Inc.        Florida          C Corporation

OutSource Franchising, Inc.                     Florida          C Corporation

Capital Staffing Fund, Inc.                     Florida          C Corporation

Emp}oyees Insurance Services, Inc.              Florida          C Corporation

Synadyne I, Inc.                                Florida          C Corporation

Synadyne II, Inc.                               Florida          C Corporation

Synadyne III, Inc.                              Florida          C Corporation

Synadyne IV, Inc.                               Florida          C Corporation

Synadyne V, Inc.                                Florida          C Corporation

OutSource International,Inc (1)                 Illnois          S Corporation


Note (1) To be merged into OutSource International of America, Inc. on the closing date.

OUTSOURCE INTERNATIONAL, INC.
CREDIT AGREEMENT
SCHEDULE 4.18
UCC FILING LOCATIONS



None.

OUTSOURCE INTERNATIONAL, INC.
CREDIT AGREEMENT
SCHEDULE 4.17
ENVIRONMENTAL MATTERS



None.

OUTSOURCE INTERNATIONAL, INC.
CREDIT AGREEMENT
SCHEDULE 4.21
RELATIONSHIP OF CERTAIN STOCKHOLDERS TO THE BORROWER


Louis J. Morelli - attorney - routine collection work in Illinois at hourly rate established subject to OutSource's routine bid process.

Group health insurance provided to Larry Schubert, Alan Schubert, and Louis A. Morelli for monthly reimbursement to OutSource of actual costs of approximately $1,610 per month.

Month to month leasing of records storage space in warehouse owned by SMSB, a partnership owned by Larry Schubert, Alan Schubert, Louis A. Morelli and Paul Burrell, in the approximate amount of $2,055 per month.

Leasing of Boca condominium, Chicago dispatch facility, and Waukegan dispatch facility from SMSB, a partnership owned by Larry Schubert, Alan Schubert, Louis
A. Morelli and Paul Burrell, in the approximate amount of $11,694 per month pending the purchase of those assets for approximately $810,000.

Payments to Matthew Schubert and Louis J. Morelli for the purchase of the Hammond, Indiana Labor World office - 50% of normal sales commission for year ended June 10,1997 and 25% of normal sales commission for year ended June 10,1998, based on business in place at that office at time of acquisition.

Matthew Schubert, Louis J.Morelli and Ray Morelli have ownership interest in the following entities that have Labor World and Office Ours franchise agreements with OutSource Franchising, Inc. The Labor World franchise agreements are on the same terms as Labor World Franchise agreements with other unrelated third parties. The Office Ours franchise agreement with Ray Morelli is the only such Office Ours franchise agreement in existence at this time.

DIVISION       FRANCHISEE AND RELATED PARTY STOCKHOLDERS   1996 ROYALTIES LOCATION

Labor World    LM Investors, Inc. - Matt Schubert           $183,857 Aurora, IL
                               - Louis J Morelli

Labor World    LM Investors, Inc. - Matt Schubert            110,228 Joliet, IL
                               - Louis J Morelli

Labor World    Temp Aid, Inc.     - Matt Schubert            148,757 Elkhart, IN
                               - Louis J Moreili

Labor World    Temp Aid, Inc.     - Matt Schubert            103,857 Grand Rapids, MI
                               - Louis J Morelli

Off'ce Ours    All Staff Temps, Inc. - Ray Morelli            17,908 Schaumburg, IL
                                                           ---------

                                                            $564,607
                                                           =========

The Company currently leases from Ray Morelli certain dispatch and office facilities used by its Labor World division in the Chicago region, under the following terms:


LOCATION                                      CURRENT                  EXPIRATION OF LEASE
                                              MONTHLY RENT

Elgin, Illinois - dispatch facility           $1,050                   September 30, 2003
Elgin, Illinois - offices                      1,050                   September 30, 2003
Milwaukee South - dispatch facility              850                   September 30, 2003
                                            --------
                                              $3,050
                                            ========

Nadya I. Schubert, wife of Lawrence H. Schubert, is a co-trustee together with Robert A. Lefcort of the Robert A. Lefcort Irrevocable Trust which owns 89,003 voting shares of the Borrower.

OUTSOURCE INTERNATIONAL, INC.
CREDIT AGREEMENT
SCHEDULE 7.2
INDEBTEDNESS                       Page 1 of 4

                                   OUTSTANDING
               LENDER               PRINCIPAL            REPAYMENT TERMS
                                    AT CLOSING
SUBORDINATED INDEBTEDNESS:

CAPITAL STAFFING FUND

     Paul M. Burrell                    $500,000          Principal due February 2001, interest
                                                                 paid monthly at 21% per annum

     Richard E. Burrell                  125,000          Principal due February 2001, interest
                                                                 paid monthly at 21% per annum

     Scott T. Burrell                     50,000          Principal due February 2001, interest
                                                                 paid monthly at 21% per annum

     Louis J. Morelli                    100,000          Principal due February 2001, interest
                                                                 paid monthly at 21% per annum

     Rachele Spadoni                     125,000          Principal due February 2001, interest
                                                                 paid monthly at 21% per annum

     Raymond s. Morelli                  100,000          Principal due February 2001, interest
                                                                 paid monthly at 21% per annum

     Robert E. Tomlinson                 200,000          Principal due February 2001, interest
                                                                 paid monthly at 21% per annum


SHAREHOLDERS:

     Larry Schubert trust                407,000         Principal due in five quarterly installments
                                                                Starting February 1999, interest
                                                                paid quarterly at 10% per annum

     Nadya Schubert trust                408,000         Principal due in five quarterly installments
                                                                Starting February 1999, interest
                                                                paid quarterly at 10% per annum

     Alan Schubert                       605,000         Principal due in five quarterly installments
                                                                Starting February 1999, interest
                                                                paid quarterly at 10% per annum

     Paul Burrell                        325,000         Principal and interest at 10% per annum paid in
                                                                twelve (12) equal quarterly installments starting
                                                                May 1999. Accrued interest for first two years
                                                                paid May 1999.


OUTSOURCE INTERNATIONAL, INC.
CREDIT AGREEMENT
SCHEDULE 7.2
INDEBTEDNESS                       Page 2 of 4



                                                 OUTSTANDING
               LENDER                            PRINCIPAL            REPAYMENT TERMS
                                                 AT CLOSING

ACQUISITIONS:
  WAD, Inc.
  (Beneficiaries - Paul Burrell, Robert Lefcort)  400,000     Principal and interest at 10% per annum paid in eight
                                                              (8) equal quarterly installments starting May 1997.

  All-Temps, Inc.                                 158,325     $8,325 due immediately - the balance is payable in
  (Beneficiary - Chuck Brewer)                                minimum annual installments of $40,000 in 1997 and
                                                              1998, with any remainder due at the end of 1999.
                                                              Non interest bearing.

  PayRay, Inc.                                  1,526,290     Principal and interest at 14% per annum
  (Beneficiary - Ray Morelli and partners)                    paid over five years in equa1 monthly
                                                              installments starting March 1997.

  TriTemps, Inc.                                1,037,180     Principal and interest at 14% per annum
  (Beneficiary - Ray Morelli and partners)                    paid over five years in equal monthly
                                                              installments starting March 1997.

  CST, Inc                                        100,123     Principal plus one year interest at 7%
                                                              per annum due Deccember 1997.

  Kenneth E. Southeard, Inc.                      100,566     50% of principal plus six months' interest at
                                                              6% per annum due June and December 1997.

  Komco, Inc.                                       9,780     Earn out balance due on demand.

  Demark, Inc.                                     27,996     Earn out balance due on demand.

  LaPorte Enterprises, Inc.                       400,000     Due in June 1997 with six months'
                                                              interest at 10% per annum.

  LaPorte Enterprises, Inc.                       250,000     18 monthly installments of principal and
                                                              interest starting March 1997 at 7% per annum.

(1 ) StaffNet, Inc.                               160,000     Four quarterly payments starting June 1997 - non
                                                              interest bearing.

(1) Stand-by Personnel - Denver                   500,000     Principal plus interest at 6% due April
                                                              1998 (one year after transaction date).

(1) Stand-by Personnel - Denver                   500,000     50% of principal plus interest at 6% due
                                                              July 1998 (15 months after transaction date).
                                                              50% of principal plus interest at 6% due
                                                              July 1999 (27 months after transaction date).
                                                              Subject to earnout - See Schedule 4.1(b)

(1) Stand-by Personnel - Colorado Springs         850,000     50% of principal plus one year interest at
                                                              4% per annum due March 1998 and March
                                                              1999.  Subject to earnout - See Schedule 4.1(b)


(1) Staff Management Services, Inc.             1,650,000     Principal of $925,000 plus interest at
                                                              4% per annum due March 1998 and
                                                              $725,000 plus interest due March 1999.


OUTSOURCE INTERNATIONAL, INC.
CREDIT AGREEMENT
SCHEDULE 7.2
INDEBTEDNESS                       Page 3 of 4


                                                  OUTSTANDING
               LENDER                             PRINCIPAL            REPAYMENT TERMS
                                                  AT CLOSING

SUBORDINATED DEBT WITH WARRANTS
Triumph Capital                                   14,000,000      Interest payable monthly at 11% per annum
                                                                   for the first two years and 12.5% per annum
Bachow and Associates, Inc.                       11,000,000       for the next three years. Principal of
                                                                   $9.2 million due in FebnJary 20.01 and balance
                                                                   due in Febnuary 2002.

NOTE: THE WARRANTS ASSOCIATED WITH THE ABOVE DEBT CONTAIN A CONTINGENT PUT OBLIGATION - SEE SCHEDULE 4.1(b)

NON~SUBORDINATED INDEBTEDNESS:

CAPITALIZED LEASES:

(3) Hewlett Packard Leasing                 1,527,988         Equal monthly installments over 5 years at 8.2% per annum
                                                              interest.

    Catalfumo Construction                  5,300,000         Base rental payments of $45,854 per month, not including
                                                              operating expenses, through December 1999, after which
                                                              base rental is $53,393 for thirteen years.  Purchase option and right to convert to 75% financing at 8.2% per annum
                                                              with 20 year amortization/10 year maturity expires
                                                              December 1999.

    Bankers Direct Leasing - Lease #1       539,078           Lease #1 incurred 10/18/96 for furniture and equipment,
                                                              base payments of $11,232.22 through October 2001 -
                                                              imputed interest rate is 7.2%.  Payment period is 60 months.

    Bankers Direct Leasing - Lease #2       389,394           Lease #2 is yet to be implemented, but represents furniture and equipment ordered and shipped by 12/31/96.  At
                                                              present, the lease finance factor will be consistent with Lease
                                                              #1.  A one month deposit of $7,828.04 was made in 1996.
                                                              Payment period is 60 months upon execution of the lease.

    AT&T                                    4,556             Baltimore - Base payments are $119.78 for sixty months,
                                                              ending September 2001.
                                                              The lease rate is 19.820%.
    AT&T                                    6,777             Alexandria - Base payments are $354.73 for 36 months,
                                                              ending November 1998
                                                              The lease rate is 19.265%.

    Finova                                  4,859             Manchester - Base payments of $496.09, rate 16.309%,
                                                              ending 8/7/97.
    Finova                                  1,860             Chattanooga - Represents acquisition lease buyout.  Base
                                                              payment is $265.65.  Final payment is due June 1997.  No
                                                              interest is imputed due to inavailability of asset fair market value and immateriality.


OUTSOURCE INTERNATIONAL, INC
CREDIT AGREEMENT
SCHEDULE 7.2
INDEBTEDNESS                       Page 4 of 4



                                   OUTSTANDING
               LENDER               PRINCIPAL       REPAYMENT TERMS
                                    AT CLOSING

MORTGAGES:
(1) Califomia Federal                73,408       Base payments of $863.00 due with final payment on
(Condo - Boca Raton)                              September 2008. Interest rate is 8.50%.  In March 1996,
                                                  $228.64 used for impound payment began to be applied
                                                  towards payment of loan.

(1) Devon                            239,636      Base payment is $1,152.00 plus accrued interest (prime +
(Dispatch center - Chicago, IL)                   2%), through April 1999.

(1) Palaske                          209,639      Payments $2,001.09 through February 2013. Interest rate is 8.50%.
(Dispatch center -
   Waukegan, IL)

OTHER:

TKO Software                          86,230      $100,000 due November 1997, which includes imputed interest at 10% per annum.
NBD Bank                               6,915      CHN - Base payment $515.55, interest rate of 6.919%, final payment
                                                  Feb 1998.
NBD Bank                               5,725      CHS - Base payment $538.79, interest rate of 6.995%, final payment
                                                  Nov 1997.
NBD Bank                               5,759      CHHP - Base payment $495.35, interest rate of 5.90%, final payment
                                                  Dec 1997.

Chrysler Credit                        9,915      WK - Base payment $425.35, interest rate of 9.930%, final payment Feb 1999.
Chrysler Credit                       11,604      MAN - Base payment $345.56, interest rate of 13.033%, final payment June 2000.

GUARANTEES:

(2) Nations Bank                   1,112,533      Represents 1st mortgage on 8000 N. Federal, Boca Raton, FL.
                                                  Payment is $7,466.67 plus accrued interest.  Rate is prime + 1%.
                                                  Final payment due is approximately $814,000 in May 2000.

(2) Colson                           637,593      Represents 2nd mortgage on 8000 N. Federal, Boca Raton, FL.
                                                  Payment is $7,321.10 through August 2000.  Payment from Sept.
                                                  2000 through August 2005 is $7,258.28.  Payment from Sept. 2005 through August 2010 is $7,152.08.  Interest rate is 9.531%. Payments include fees for CDC and CSA, which are approx 5% of monthly payment.
                                 -----------
Subtotal - term debt              45,788,729

Line of Credit -
  Bank of Boston,
   as agent                       45,000,000      Matures February 2001.  Interest payable monthly - variable
                                 -----------      rate based on ratio of Funded Indebtedness to EBITDA.

Total - all debt                 $90,788,729
                                 ===========

(1) Note: The debt indicated is not actually outstanding as of closing, but is expected to be incurred shortly thereafter, at the time the related asset is purchased.

(2) Note: This debt relates to OutSource's previous headquarters building in Boca Raton, Florida and represents guarantees by certain OutSource subsidiaries. The building is currently for sale and once sold, these guarantees will be released. Also, SMSB partnership, the lessor and owner of the building has agreed to limit OutSource's liability for rent to 18 months (approximately 30,000 per month) starting in December 1996.

(3) Note: Full amount of authorized borrowings of $S2,151.000 under this credit facility are expected to be incurred over next twelve months.

OUTSOURCE INTERNATIONAL, INC.
CREDIT AGREEMENT
SCHEDULE 7.3
LIENS

The following lenders have liens on the assets noted:

1)       Hewlett Packard Lease Financing:

         Masterpack software
         Unidata software
         Davison software
         American Business Communications telephone system
         Hewlett Packard computers

2)       TKO Financing

         OutSmart software

3)       Bankers Direct Leasing

         Workstations in Deerfield Beach headquarters
         Office furniture in Deerfeld Beach headquarters

4)       Catalfumo Construction

         Deerfield Beach headquarters building

5)       Bank of Boston, as agent

         All assets, particularly cash and accounts receivable

6)       AT&T
         Finova

         Office equipment

7)       NBD Bank
         Chrysler Credit

         Vans

FOLLOWING LIENS RELATE TO ASSETS ANTICIPATED TO BE PURCHASED SHORTLY AFFER
CLOSING:

8)       California Federal
         Condominium - Boca Raton, FL

9)       Devon
         Dispatch center- Chicago, IL

   10)   Palaske
         Dispatch center - Waukegan, IL

   11)   Staff Management, Inc.

          Rights to repossess certain intangible assets upon a default in payment of deferred purchase price

FOLLOWING LIENS RELATE TO ASSETS OWNED BY OTHER ENTITIES BUT GUARANTEED BY OUTSOURCE SUBSIDIARIES

   12)   Nations Bank
         Colson

         Office building - 8000 North Federal Highway
         Boca Raton, FL

                                                                     EXHIBIT A-1

                               NOTICE OF BORROWING



                                                              [Date] 1



Bank of Boston Connecticut, as Agent
 for the Banks Party to the Credit
 Agreement referred to below,
100 Pearl Street
Hartford, Connecticut 06103

Attention: Scott S. Barnett

Ladies and Gentlemen:

         OutSource International, Inc. (the "Borrower") refers to the Credit Agreement, dated as of February , 1997 (the "Credit Agreement"), among OutSource International, Inc., the Banks parties thereto and Bank of Boston Connecticut, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to Section 2.4 of the Credit Agreement that it requests a borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such borrowing is requested to be made:

(A)      Date of proposed borrowing
         (which is a Business Day)

(B)      Principal amount of borrowing 2                      $

--------
         1The Notice of Borrowing must be received by the Agent (i) in the case of a proposed Eurodollar Loan, by telecopier or telex not later than 12:00 p.m. (Eastern time), three Business Days prior to a proposed borrowing and (ii) in the case of a proposed Alternate Base Rate Loan, by telecopier or telex not later than 12:00 p.m. (Eastern time), on the day of a proposed borrowing.
         2Not less than $250,000 and in whole multiples of $100,000.

(C)      Type of Loan 3

(D-1)    Interest Period 4

(D-2)    Pricing Level
         (I, II, III, IV, V or VI):

(E)      Purpose of Loan (check applicable boxes):

         1.       INITIAL PERMITTED ACQUISITION 5             |_|
                  If checked, name of selling
                  Person:

         2.       WORKING CAPITAL AND GENERAL
                  CORPORATE PURPOSES of Borrower and its Subsidiaries (OTHER THAN CSF) |_| If checked, state purpose:



         3.       CSF LINE 6                                  |_|

         4.       SUBSEQUENT PERMITTED ACQUISITION            |_|
                  If checked, name of selling Person
                  and identity of its shareholders
                  and owners:


         5.       LETTER OF CREDIT 7                          |_|


--------
         3Eurodollar Loan or Alternative Base Rate.
         4If a Eurodollar Loan, 1, 2 or 3 months but which shall end not later than the Termination Date.
         5Attach to Notice of Borrowing financial statements required by Section
          5.3 of the Credit Agreement.
         6If funds being advanced to Labor World franchisee, note must be issued by franchisee and endorsed to Agent.
         7Application for Letter of Credit must accompany Notice of Borrowing.

(F)      Aggregate amount of Loans and Letters of Credit outstanding:


                                                                                                       OUTSTANDING
                                                                                                        AFTER LOAN
                                                                             OUTSTANDING ON            REQUESTED BY
                                                 MAXIMUM                    THE DATE OF THIS          THIS NOTICE IS
                         PURPOSE                 AUTHORIZED                      NOTICE                    MADE
1.        Initial Permitted Acquisition          $25,000,000 in          $                      8 $
                                                                           --------------------
                                                 aggregate
2.        Working Capital and General            $40,000,000 less        $                        $
                                                                          ---------------------
          Corporate Purposes of                  amounts of F(1),
          Borrower and Subsidiaries              F(4) and F(5)
          (other than CSF)
3.        CSF Line                               $  5,000,000            $                        $
                                                                          ---------------------
4.        Subsequent Permitted                   $10,000,000             $                        $
                                                                          ---------------------
          Acquisition
          (MAY NOT BE REBORROWED FOR
          SUBSEQUENT PERMITTED
          ACQUISITION)
5.        Letters of Credit                      $10,000,000             $                        $
                                                                          ----------------------

                  Sum of (1) through (5)                               $                            $
                                                                        ----------------------

         If the box in (E)1 above has been checked, the undersigned hereby certifies that none of Lawrence H. Schubert, Alan E. Schubert or Louis A. Morelli is or has been a beneficial owner, directly or indirectly, including without limitation through a family member or trust, of the selling Person identified in (E)1.


--------
8)Amount used for Initial Permitted Acquisitions to date.

         If the box in (E)4 above has been checked, the undersigned hereby certifies that, with respect to the Subsequent Permitted Acquisition identified in (E)4, all of the requirements of a Subsequent Permitted Acquisition set forth in the definition thereof in the Credit Agreement have been met.

         As required by Section 5 of the Credit Agreement, the undersigned officer on behalf of the Borrower hereby further certifies that:

         (a) the representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the date hereof (or if such representation or warranty is expressly stated to have been made as of a specific date, as of the such specific date);

         (b) the Borrower has performed and complied with and is in compliance with all of the terms, covenants and conditions of the Credit Agreement;

         (c) there does not exist any Default or Event of Default under the Credit Agreement; and

         (d) each of the other conditions precedent set forth in Section 5 of the Credit Agreement have been satisfied and complied with.

                                Very truly yours,

                                OUTSOURCE INTERNATIONAL, INC.



                                By
                                   ---------------------------------
                                     Title:

                                                                    EXHIBIT A-2

                              REVOLVING CREDIT NOTE

                                                           Hartford, Connecticut
                                                             ________ ____, 1997

         FOR VALUE RECEIVED, the undersigned, OUTSOURCE INTERNATIONAL, INC. (the "Company"), promises to pay to the order of (the "Bank"), at the office of Bank of Boston Connecticut, located at 100 Pearl Street, Hartford, Connecticut 06103, the principal sum of

                     MILLION AND NO/100 DOLLARS (                       )

or the aggregate unpaid principal amount of all Loans made by the Bank to the undersigned pursuant to the Credit Agreement, as hereinafter defined, whichever is less, in lawful money of the United States of America. As used herein, "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of February 21, 1997 and amended and restated as of March 18, 1997, as the same may hereafter be amended, modified, supplemented or restated from time to time, among the Company, the Banks from time to time parties thereto and Bank of Boston Connecticut, as Agent. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

         The undersigned also promises to pay interest on the unpaid principal amount of each Loan from time to time outstanding, from the date of such Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement.

         The Bank is authorized to record the date and amount of each Loan made by the Bank pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal hereof on the reverse side hereof, or reflect such information on the records of the Bank by such other methods as the Bank may generally employ; PROVIDED, HOWEVER, that the failure to make any such entry shall in no way detract from the Company's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, from the date due until paid, at a rate per annum which shall be two percent (2%) in excess of the rate of interest which would otherwise be applicable thereto. All payments of principal of and interest on this Note shall be made in immediately available funds. In the event that the total amount of any payment required to be paid under this Note is not paid within ten (10) days of the date when the same becomes due, the Bank may collect and the undersigned agrees to pay a late charge equal to five percent (5%) of the total amount then due.

         This Note is the Revolving Credit Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CONNECTICUT.

Witness:                                OUTSOURCE INTERNATIONAL, INC.


_________________________               By:___________________________________
Name:                                         Name:
                                              Title:

                                                                     EXHIBIT A-3

                                 SWINGLINE NOTE

                                                           Hartford, Connecticut
                                                             ________ ____, 1997

         FOR VALUE RECEIVED, the undersigned, OUTSOURCE INTERNATIONAL, INC. (the "Company"), promises to pay to the order of (the "Bank"), at the office of the Bank of Boston Connecticut, located at 100 Pearl Street, Hartford, Connecticut 06103, the principal sum of

                 MILLION AND NO/100 DOLLARS (                       )

or the aggregate unpaid principal amount of all Swingline Loans made by the Bank to the undersigned pursuant to the Credit Agreement, as hereinafter defined, whichever is less, in lawful money of the United States of America. As used herein, "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of February 21, 1997 and amended and restated as of March 18, 1997, as the same may hereafter be amended, modified, supplemented or restated from time to time, among the Company, the Banks from time to time parties thereto and Bank of Boston Connecticut, as Agent. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

         The undersigned also promises to pay interest on the unpaid principal amount of each Swingline Loan from time to time outstanding, from the date of such Swingline Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement.

         The Bank is authorized to record the date and amount of each Swingline Loan made by the Bank pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal hereof on the reverse side hereof, or reflect such information on the records of the Bank by such other methods as the Bank may generally employ; PROVIDED, HOWEVER, that the failure to make any such entry shall in no way detract from the Company's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, from the date due until paid, at a rate per annum which shall be two percent (2%) in excess of the rate of interest which would otherwise be applicable thereto. All payments of principal of and interest on this Note shall be made in immediately available funds. In the event that the total amount of any payment required to be paid under this Note is not paid within ten (10) days of the date when the same becomes due, the Bank may collect and the undersigned agrees to pay a late charge equal to five percent (5%) of the total amount then due.

         This Note is the Swingline Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CONNECTICUT.

Witness:                                  OUTSOURCE INTERNATIONAL, INC.


_________________________                 By:______________________________
Name:                                           Name:
                                                Title:

                                                                       EXHIBIT D


                            ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Credit Agreement, dated as of February __, 1997 (as may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among OUTSOURCE INTERNATIONAL, INC., a Florida corporation (the "Company"), the Banks named therein and BANK OF BOSTON CONNECTICUT, as agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meaning given to them in the Credit Agreement.

         ______________________ (the "Assignor") and _____________________ (the
"Assignee") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a ____% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to the Assignor's Commitment thereunder in a principal amount as set forth on Annex 1 hereto.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or in connection with the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or any collateral security granted in connection therewith, if any, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries or any other obligor or the performance or the observance by the Company, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note held by it evidencing the Assignor's Commitment and requests that the Agent exchange such Note for new Notes payable to the Assignee and the Assignor in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement and any amendments thereto, together with copies of the financial statements delivered pursuant to subsection 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform all the obligations required, by the terms of the Credit Agreement, to be performed by it as a Bank, including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to paragraph 2.16(b) of the Credit Agreement.

         4. The effective date of this Assignment and Acceptance shall be _____________, _____ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent pursuant to subsection 10.6 of the Credit Agreement, effective as of the Effective Date.

         5. From and after the date of receipt of this Assignment and Acceptance, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the other Loan Documents and shall be bound by the provisions thereof, and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         7. The Assignee advises the Agent that the address listed on Annex 1 is its address for notices under the Credit Agreement.

         8. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the state of Connecticut.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the _____ day of ________, 199_, by their respective duly authorized officers on Annex 1 hereto.

                                 ANNEX 1 TO THE
                            ASSIGNMENT AND ACCEPTANCE


NAME OF ASSIGNOR:

NAME OF ASSIGNEE:

EFFECTIVE DATE OF ASSIGNMENT:




   COMMITMENT                                 COMMITMENT
   PERCENTAGE AFTER ASSIGNMENT                DOLLAR AMOUNT AFTER ASSIGNMENT
-------------------------------------------------------------------------------


ASSIGNEE


ASSIGNOR



ASSIGNEE:                                      ASSIGNOR:


By:_________________________________           By:_____________________________
      Title:                                        Title:



Accepted:                                      Consented To:

BANK OF BOSTON                                 OUTSOURCE INTERNATIONAL, INC.
CONNECTICUT, as
Agent

By:_________________________________           By:_____________________________
      Title:                                         Title:

OUTSOURCE INTERNATIONAL, INC.
CREDIT AGREEMENT
SCHEDULE 7.8
MANAGEMENT LOANS AND ADVANCES


None.